UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HD SUPPLY HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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3100 Cumberland Boulevard, Atlanta, Georgia 30339

March 31, 2014

Dear Shareholder:

          You are cordially invited to attend HD Supply Holdings, Inc.'s annual meeting of shareholders to be held at 12:30 p.m. (Eastern Time) on May 15, 2014, at 3100 Cumberland Boulevard, Atlanta, Georgia 30339. Your proxy card is enclosed with this proxy statement. A copy of the Company's fiscal 2013 annual report on Form 10-K is also enclosed.

          Your vote is important. Whether you plan to attend the annual meeting or not, you may access electronic voting via the Internet, which is described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting you may vote in person.

          Registration and seating will begin at 12:30 p.m. Each shareholder will be asked to sign an admittance card and will be asked to present a valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 17, 2014 record date. Cameras and recording devices will not be permitted at the meeting.

          On behalf of the board of directors, I want to thank you for your support of HD Supply.

Sincerely,
/s/ JOSEPH J. DEANGELO
Joseph J. DeAngelo President and Chief Executive Officer

3100 Cumberland Boulevard, Atlanta, Georgia 30339

Notice of Annual Meeting of Shareholders

To Our Shareholders:

          HD Supply Holdings, Inc.'s annual meeting of shareholders will be held at 3100 Cumberland Boulevard, Atlanta, Georgia 30339, on Thursday, May 15, 2014, at 12:30 p.m. (Eastern Time) (the "Annual Meeting").

          The purposes of the Annual Meeting are:

  1.
  To elect two directors nominated by the board of directors and named in the proxy statement to serve until our 2017 annual meeting of shareholders;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company's 2014 fiscal year ending on February 1, 2015;

  3.
  To conduct an advisory vote on the compensation of our named executive officers ("say on pay");

  4.
  To conduct an advisory vote on the frequency of future say-on-pay advisory votes; and

  6.
  To transact any other business as may properly come before the meeting.

          Our board of directors has fixed the close of business on March 17, 2014 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

/s/ RICARDO J. NUNEZ
Ricardo J. Nuñez
Senior Vice President, General Counsel and Corporate Secretary
Atlanta, Georgia March 31, 2014

          Your vote is important. Please vote as soon as possible by using the Internet or by signing and returning the proxy card. Instructions for your voting options are described on the proxy card.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on May 15, 2014:
The proxy statement and fiscal 2013 annual report on Form 10-K are available at
 http://www.astproxyportal.com/ast/18392/.

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING

HD SUPPLY HOLDINGS, INC.

3100 Cumberland Boulevard, Atlanta, Georgia 30339

          This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

HD Supply Holdings, Inc.'s 2014 Annual Meeting Information

Date and Time:	May 15, 2014, at 12:30 p.m. Eastern Time.
Place:	3100 Cumberland Boulevard, Atlanta, Georgia 30339. (follow signs in lobby to annual meeting room)
Record Date:	March 17, 2014.
Voting:	Holders of common stock are entitled to one vote per share.
Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.
Date of Mailing:	This proxy statement and proxy card is first being mailed to shareholders on March 31, 2014.

Items of Business

Proposals		Board Vote Recommendation	Page Reference (for more information)

1.	Elect two directors named in this proxy statement	FOR BOTH	2

2.	Ratify the appointment of our independent registered public accounting firm	FOR	2

3.	Advisory Shareholder Vote on Executive Compensation	FOR	3

4.	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	EVERY THREE YEARS	3

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 1

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

Director Nominees

Board Structure

          HD Supply Holdings, Inc. (the "Company") currently has ten directors divided into three classes: two in Class I and four in each of Class II and Class III. The terms of office of the two Class I directors expire at the Annual Meeting.

Class I Election

          The two nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years and until their successors are elected and qualify. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the two Class I nominees recommended by the board of directors unless you choose to abstain from voting for either of the nominees. If for any reason either nominee is unable to serve or will not serve, such proxies may be voted for a substitute nominee designated by the board of directors as the proxy holder may determine. The board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

Class I Nominees

          A nominee must receive the vote of a plurality of the votes validly cast at the Annual Meeting represented either in person or by proxy at the Annual Meeting to be elected. Therefore, the two nominees who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent

Brian A. Bernasek	41	2011	Director, The Carlyle Group	Compensation; Executive	No
Stephen M. Zide	54	2007	Managing Director, Bain Capital	Compensation (Chair)	No

          Additional information about the two director nominees as well as our current board of directors who will continue to serve after the Annual Meeting is provided on page 15.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

          The board is asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year ending February 1, 2015. Set forth below is summary information with respect to the fees billed to us by PricewaterhouseCoopers LLP for services provided to us during the fiscal years ended February 2, 2014 and February 3, 2013. For more information, see pages 58 and 60.

Fees Billed	FYE2013	FYE2012

Audit Fees	$ 3.4 million	$ 3.3 million
Audited-Related Fees	N/A	$ 0.5 million
Tax Fees	$ 0.8 million	$ 0.6 million
All Other Fees	N/A	N/A
Total	$ 4.2 million	$ 4.4 million

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 2

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

Advisory Vote on Executive Compensation

          The board is asking you to vote to approve the compensation of our named executive officers, often referred to as a "say-on-pay" advisory vote. While the advisory vote is not binding on our board of directors, the board and compensation committee will take into account the result of the vote when determining future executive compensation arrangements. For more information, see page 61.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

          The board is asking you to vote for a frequency of every three years for the non-binding advisory vote on the frequency of holding future votes regarding compensation of the named executive officers, commonly referred to as a "say when on pay" advisory vote. For more information, see page 62.

2013 Key Compensation Decisions

          Our Named Executive Officers ("NEOs") are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and shareholder interests.

          Key compensation decisions for our NEOs for fiscal 2013 include the following:

  •
  The base salary of Mr. DeAngelo, our Chief Executive Officer, was increased by 14% to ensure his base pay remains competitive since he waived merit increases in the four prior fiscal years. Mr. Levitt received a 24% increase at the time of his promotion to Senior Vice President and Chief Financial Officer. Mr. Domanico received an increase of 2%, Ms. Chaibi received an increase of 5% and Mr. Nuñez received an increase of 3.5%. Mr. Stegeman received a $15,000 merit bonus in lieu of a base salary increase for fiscal 2013.

  •
  Ms. Chaibi exceeded her EBITDA performance target for fiscal 2013 and earned an incentive award of 101.7% of her target award. Fiscal 2013 annual incentive awards for our other NEOs, other than Mr. Stegeman, were earned at 87% of the target award based on EBITDA performance for the year. Mr. Stegeman earned an incentive award of 38.1% of his target award based on EBITDA performance for the year.

  •
  We did not make routine annual equity grants for fiscal 2013, but made a grant of stock options to the NEOs, other than Mr. Levitt, in connection with the Company's initial public offering. Mr. DeAngelo received a grant of 148,800 stock options, Ms. Chaibi received a grant of 86,800 stock options, and our other NEOs, other than Mr. Levitt, received a grant of 57,200 stock options, all with an exercise price equal to the initial public offering price of $18 per share. These options vest on the third anniversary of the initial public offering, subject to continued employment through such date. Mr. Levitt received a grant of 41,322 shares of restricted stock that vests ratably over four years from the March 6, 2014 grant date in consideration of his promotion to Senior Vice President and Chief Financial Officer in December 2013, which grant will be reported in our 2015 proxy statement.

  •
  We implemented stock ownership guidelines pursuant to which, within five years of becoming subject to the guidelines, each NEO other than our CEO is expected to own

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 3

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

      company shares having a value equal to his or her base salary. Our CEO is expected to own company shares having a value equal to three times his base salary, which he satisfied by the end of fiscal 2013.

  •
  Incentive awards made to our executive officers, including stock-based compensation, are subject to clawback pursuant to the clawback policy adopted by our board of directors in fiscal 2013.

For more information, see page 36.

2013 Compensation Summary

          The following table summarizes the compensation of our Chief Executive Officer, Principal Financial Officer ("PFO"), former Principal Financial Officer and our next three most highly compensated executive officers, to whom we refer collectively as the Named Executive Officers or NEOs, for fiscal 2013. For more information, see page 48.

Name	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Joseph J. DeAngelo	975,961	–	1,525,200	1,304,539	44,589	3,850,289
Evan Levitt (PFO)	283,269	160,000	–	108,256	4,503	556,028
Ronald J. Domanico (former PFO)	571,465	–	586,300	374,160	63,630	1,595,555
Anesa Chaibi	546,639	–	889,700	560,801	197,648	2,194,788
John A. Stegeman	725,000	160,000	586,300	276,105	127,296	1,874,701
Ricardo J. Nuñez	411,308	100,000	586,300	216,032	65,816	1,379,456

2015 Annual Meeting

          Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shareholder proposals submitted for inclusion in the proxy statement for our annual meeting of shareholders expected to be held in May 2015 must be received by us by December 1, 2014. For more information, see page 63.

          This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting of shareholders, which will be held at 3100 Cumberland Boulevard, Atlanta, Georgia 30339, on May 15, 2014, at 12:30 p.m. (the "Annual Meeting"). On March 31, 2014, we began mailing to shareholders of record this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

          You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting of shareholders. It also gives you information on these issues so that you can make an informed decision.

          Our board of directors has made this proxy statement and proxy card available to you because you owned shares of the Company's common stock at the close of business on March 17, 2014.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 4

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

          When you vote by using the Internet or by signing and returning the proxy card, you appoint Joseph J. DeAngelo and Ricardo J. Nuñez (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by Internet, you do not need to return your proxy card.

Who is entitled to vote?

          Holders of our common stock at the close of business on March 17, 2014 are entitled to vote. March 17, 2014 is referred to as the record date. In accordance with Delaware law, a list of shareholders entitled to vote at the meeting will be available in electronic form at the place of the Annual Meeting on May 15, 2014 and will be accessible in electronic form for ten days before the meeting at our principal place of business, 3100 Cumberland Boulevard, Atlanta, Georgia 30339 between the hours of 9:00 a.m. and 5:00 p.m.

To how many votes is each share of common stock entitled?

          Holders of common stock are entitled to one vote per share. On the record date, there were 194,112,859 shares of our common stock outstanding and entitled to vote.

How do I vote?

          Shareholders of record may vote by using the Internet or by mail as described below. Shareholders may also attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.

•
You may vote by using the Internet.  The address of the website for Internet voting is http://www.astproxyportal.com/ast/18392/. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 14, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail.  If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

          The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 5

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

What if I change my mind after I return my proxy?

          You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  submitting a subsequent proxy by using the Internet or by mail with a later date;

  •
  sending written notice of revocation to Corporate Secretary, HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339;

  •
  voting in person at the Annual Meeting.

          If you hold shares through a bank or broker, please refer to your proxy card, other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

          Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

          The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

          An investor group consisting of funds affiliated with Bain Capital Partners, LLC ("Bain"), The Carlyle Group ("Carlyle") and Clayton, Dubilier & Rice, LLC ("CD&R") (collectively, our "Equity Sponsors") beneficially owns more than 50% of our common stock. Therefore, the presence of the Equity Sponsors at the Annual Meeting would constitute a quorum. Our Equity Sponsors, pursuant to a stockholders agreement with the Company, are currently entitled to nominate (or cause to be nominated) nine of the Company's directors, which includes three designees of each Equity Sponsor. Pursuant to the stockholders agreement, the Company has agreed to use its best efforts to cause the election of such nominees to the board of directors, and each party to the stockholders agreement, including the Equity Sponsors, has agreed to vote in favor of the election of such nominees. As of March 14, 2014, the Equity

          Sponsors collectively held approximately 56.36% of our outstanding common stock. See "Related Party Transactions" on page 24 for additional information.

On what items am I voting?

          You are being asked to vote on four items:

  •
  to elect two directors nominated by the board of directors and named in the proxy statement to serve until our 2017 annual meeting of shareholders and until their successors are elected and qualify;

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year ending February 1, 2015;

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 6

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

  •
  to conduct an advisory vote on the compensation of our named executive officers, often referred to as a "say on pay"; and

  •
  to conduct an advisory vote on the frequency of future advisory votes on executive compensation, often referred to as a "say when on pay";

          No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

How does the board of directors recommend that I vote?

          The board recommends that you vote as follows:

  •
  FOR both director nominees;
  •
  FOR the ratification of the appointment of our independent registered public accounting firm;
  •
  FOR the approval, on an advisory basis, of executive compensation; and
  •
  FOR an advisory vote on executive compensation EVERY THREE YEARS.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

          With respect to the election of directors, you may:

  •
  vote FOR the two nominees for director;
  •
  vote FOR one of the nominees for director and ABSTAIN from voting on the other nominee for director; or
  •
  ABSTAIN from voting on either of the nominees for director.

          The Company's Third Amended and Restated By-Laws (the "Bylaws") provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the board of directors who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

          If a nominee is unable to stand for election, the board may either:

  •
  reduce the number of directors that serve on the board; or
  •
  designate a substitute nominee.

          If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 7

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

          With respect to this proposal, you may:

  •
  vote FOR the ratification of the accounting firm;
  •
  vote AGAINST the ratification of the accounting firm; or
  •
  ABSTAIN from voting on the proposal.

          In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person, electronically or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

How may I vote on the proposal to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement, and how many votes must this proposal receive to pass?

          With respect to this proposal, you may:

  •
  vote FOR the approval, on an advisory basis, of executive compensation;
  •
  vote AGAINST the approval, on an advisory basis, of executive compensation; or
  •
  ABSTAIN from voting on the proposal.

          In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person, electronically or by proxy. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote on the proposal to indicate, on an advisory basis, my preference for the frequency of future advisory votes on executive compensation?

          With respect this proposal, you may vote to indicate your preference as follows:

  •
  an advisory vote on executive compensation every THREE YEARS;
  •
  an advisory vote on executive compensation every TWO YEARS;
  •
  an advisory vote on executive compensation EVERY YEAR; or
  •
  ABSTAIN from voting on the proposal.

          Unlike the other proposals you are voting on, there is no threshold vote that must be obtained for this proposal to "pass." Rather, the board will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 8

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

What happens if I sign and return my proxy card but do not provide voting instructions?

          If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

  •
  FOR both director nominees;
  •
  FOR the ratification of the appointment of our independent registered public accounting firm;
  •
  FOR the approval, for an advisory basis, of executive compensation; and
  •
  FOR an advisory vote on executive compensation EVERY THREE YEARS.

Will my shares be voted if I do not vote by using the Internet or by signing and returning my proxy card?

          If you do not vote by using the Internet or by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.

          If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NASDAQ rules that govern the banks and brokers. These circumstances include voting your shares on "routine matters," such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

          The remaining proposals are not considered routine matters under the NASDAQ rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

          We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and uninstructed shares on the proposals?

          Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the board of directors who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected. Abstentions are not considered votes cast for or against the nominee under a plurality voting standard. For each other proposal to pass in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority voting power of the shares present in person, electronically or by proxy at the Annual Meeting and entitled to vote. The following table summarizes the board's recommendation on each proposal,

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 9

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING (continued)

the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Election of Directors	FOR	The two nominees who receive the most FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected	No effect	No effect
2	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person, electronically or by proxy and entitled to vote	Count as votes against	Discretionary voting by broker permitted
3	Advisory vote on the compensation of our named executive officers ("say on pay")	FOR	Majority of the voting power of the shares present in person, electronically or by proxy and entitled to vote	Count as votes against	No effect
4	Advisory vote on the frequency of future say-on-pay advisory votes	EVERY THREE YEARS	No threshold vote to pass. Rather, the board will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.	No effect	No effect

What do I need to show to attend the Annual Meeting in person?

          You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of HD Supply Holdings, Inc. common stock as of March 17, 2014) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Can I receive future proxy materials and annual reports electronically?

          Yes. This proxy statement and the annual report are available by accessing the website located at http://www.astproxyportal.com/ast/18392/. Instead of receiving paper copies in the mail, shareholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

          If you are a shareholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to http://www.astproxyportal.com/ast/18392/ and following the prompts.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 10

OUR EXECUTIVE OFFICERS

          The following table sets forth certain information concerning our executive officers. The respective age of each individual in the table below is as of March 31, 2014.

Name	Age	Position

Joseph J. DeAngelo	52	President and Chief Executive Officer; Director
Anesa Chaibi	47	President and Chief Executive Officer, HD Supply Facilities Maintenance
Evan Levitt	44	Senior Vice President, Chief Financial Officer
Steven N. Margolius	55	President and Chief Executive Officer, HD Supply Power Solutions
Margaret Newman	45	SVP, Human Resources, Communications and Community Relations
Ricardo J. Nuñez	49	Senior Vice President, General Counsel and Corporate Secretary
John A. Stegeman	53	Executive President, HD Supply and President, HD Supply White Cap
Jerry Webb	56	Chief Executive Officer, HD Supply Waterworks

          Joseph J. DeAngelo has been President and Chief Executive Officer since January 2005 and has been a director since August 2007. Mr. DeAngelo served as Executive Vice President and Chief Operating Officer of Home Depot from January 2007 through August 2007. From August 2005 to December 2006, he served as Senior Vice President—HD Supply. From January 2005 to August 2005, Mr. DeAngelo served as Senior Vice President—Home Depot Supply, Pro Business and Tool Rental and from April 2004 through January 2005, he served as Senior Vice President—Pro Business and Tool Rental. Mr. DeAngelo previously served as Executive Vice President of The Stanley Works, a tool manufacturing company, from March 2003 through April 2004. From 1986 until April 2003, Mr. DeAngelo held various positions with GE. His final position with GE was as President and Chief Executive Officer of General Electric TIP/Modular Space, a division of General Electric Capital. Mr. DeAngelo holds a bachelor's degree in accounting and economics from the State University of New York at Albany.

          Anesa Chaibi has served as President and Chief Executive Officer, HD Supply Facilities Maintenance since September 2005. Prior to joining HD Supply, Ms. Chaibi served as General Manager of Global Quality and Commercial Operations for GE Water & Process Technologies in 2005. Ms. Chaibi began her career in 1989 in the GE Chemical and Materials Leadership Program. She held roles of increasing responsibility in manufacturing, operations, production, marketing, corporate initiatives, global sourcing, Six Sigma Quality, and as a Business Leader within GE Silicones, Plastics, Power Systems, Industrial Systems, Water & Process Technologies and Infrastructure before leaving to join Home Depot and then HD Supply. During her career, she also worked for CSC Index as a Strategic Management Consultant. Ms. Chaibi has a bachelor of science in chemical engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University.

          Evan Levitt has served as Senior Vice President, Chief Financial Officer since 2013. Prior to his appointment as Chief Financial Officer in December 2013, he served as Vice President and Corporate Controller of HD Supply since 2007 when he joined the Company from The Home Depot, where he was the assistant controller and director of financial reporting from 2004 to 2007. He also served in various management roles at Payless ShoeSource from 1999-2004, including Vice President of Accounting and Reporting. Prior to Payless ShoeSource, he held the role of Audit Manager with Arthur Andersen. Mr. Levitt has a bachelor of science in business administration from Washington University.

          Steve Margolius has served as President and Chief Executive Officer, HD Supply Power Solutions since December 2013, having served as its president since April 2013. Prior to that, he served as its Chief Operating Officer and HD Supply's Chief Commercial Officer from March 2011 through March 2013. Prior to re-joining HD Supply in March 2011, he served as Executive Vice President and Chief Operating Officer of United Sporting Companies from April 2010 until March 2011. He was President, HD Supply Electrical from April 2006 to March 2010 and President, HD Supply Plumbing/HVAC from July 2009 to March 2010. Mr. Margolius has a bachelor's degree from State University of New York

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 11

OUR EXECUTIVE OFFICERS (continued)

and has attended advanced management programs at Harvard Business School and the Stanford Graduate School of Business.

          Margaret Newman joined HD Supply in April 2007 and has served as Senior Vice President, Human Resources, Communications and Community Relations since July 2008. Prior to HD Supply, Ms. Newman held senior Human Resources leadership roles at Conseco Insurance Group from August 2005 to April 2007, and at Sears Roebuck and Company from September 1997 to August 2005. She has more than 19 years of business experience in the manufacturing industry, building her expertise in organizational effectiveness; acquisition and integration; benefits design; talent acquisition and management; leadership development and employee engagement. Ms. Newman holds a bachelor's degree in psychology from Coe College and master's degree in sociology from the University of Wisconsin.

          Ricardo J. Nuñez has served as Senior Vice President, General Counsel and Corporate Secretary since August 2007 and was also responsible for managing our Real Estate, Loss Prevention, Corporate Security, Business Continuity, and Environmental, Health and Safety operations for a portion of this time. Mr. Nuñez served as Vice President of Legal Operations of Home Depot from August 2005 to August 2007. Previously, he held leadership positions at General Electric Energy ("GE Energy"), which included lead legal counsel responsible for global manufacturing and sourcing, global compliance, and sales of products and services. Prior to joining GE Energy, Mr. Nuñez served as counsel at Esso Inter-America Inc., the Exxon affiliate responsible for downstream operations throughout Latin America and the Caribbean. Mr. Nuñez also spent four years at Steel, Hector & Davis, a law firm based in Florida, where he practiced real estate and land use law primarily. He is active in various civic and charitable organizations and currently sits on the board of directors of The Westminster Schools and Atlanta Speech School. Mr. Nuñez holds a bachelor's degree in Economics from the Wharton School at the University of Pennsylvania and a J.D. from Columbia Law School.

          John A. Stegeman joined HD Supply in April 2010 as Executive President and focused on building the Specialty Construction and Safety business as the President of HD Supply White Cap. Prior to joining HD Supply, Mr. Stegeman was most recently President and Chief Executive Officer of Ferguson Enterprises ("Ferguson"), headquartered in Newport News, Virginia from 2005 to 2009. He began his career with Ferguson in 1985 as a management trainee and advanced through the company holding various management positions in three of Ferguson's five business groups: Waterworks, Plumbing, and Heating and Air Conditioning. As part of the Ferguson Waterworks business group, Mr. Stegeman served as Senior Vice President before being named Chief Operating Officer of Ferguson in May 2005. Mr. Stegeman received a bachelor's degree from Virginia Tech and has attended advanced management programs at Wharton School of Business, IMD, Duke University's Fuqua School of Business, University of Virginia Darden School of Business and Columbia University.

          Jerry L. Webb has served as Chief Executive Officer, HD Supply Waterworks since December 2011, and served as President, HD Supply Waterworks from March 2007 to November 2011. Mr. Webb joined the HD Supply team in connection with the acquisition of National Waterworks Holdings, Inc. by HD Supply in August 2005. Mr. Webb has spent his entire career in HD Supply Waterworks and its predecessor companies: National Waterworks, U.S. Filter Distribution Group, Inc. and Davis Water & Waste Industries ("Davis"). Mr. Webb previously served as Vice President of the Southeast Region of National Waterworks from November 2002 through March 2007. He began his career in 1981 with Davis and served in numerous capacities including Sales Representative, Operations Manager, Branch Manager, District Manager and National Sales Manager. Following the acquisition of Davis by U.S. Filter, Mr. Webb served as Vice President for the Southeast Region of U.S. Filter from 1996 until 2002. Mr. Webb holds a B.B.A. degree in accounting from Valdosta State University.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 12

OUR BOARD OF DIRECTORS

          The Company's Certificate of Incorporation provides that the board of directors shall consist of not fewer than three nor more than 21 directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the current number of directors at eleven. The Company currently has ten directors and there is one current vacancy.

          The Certificate of Incorporation divides the board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each Class ending in different years. Class I currently has two directors and Class II and Class III have four directors, respectively. The terms of directors in Classes I, II, and III end at the annual meetings in 2014, 2015, and 2016, respectively.

Director	Class

Brian A. Bernasek	Class I – Expiring 2014 Annual Meeting
Stephen M. Zide	Class I – Expiring 2014 Annual Meeting
Betsy S. Atkins	Class II – Expiring 2015 Annual Meeting
Paul B. Edgerley	Class II – Expiring 2015 Annual Meeting
Gregory S. Ledford	Class II – Expiring 2015 Annual Meeting
Nathan K. Sleeper	Class II – Expiring 2015 Annual Meeting
James G. Berges	Class III – Expiring 2016 Annual Meeting
Joseph J. DeAngelo	Class III – Expiring 2016 Annual Meeting
Patrick R. McNamee	Class III – Expiring 2016 Annual Meeting
Charles W. Peffer	Class III – Expiring 2016 Annual Meeting

          At each annual meeting of the shareholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the two nominees for director whose term expires at the Annual Meeting. Brian A. Bernasek and Stephen M. Zide, our Class I directors, have been nominated for reelection at the Annual Meeting. See "Proposal 1 — Election of Directors" on page 59.

          Directors are elected by a plurality. Therefore, the two nominees who receive the most "FOR" votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the two nominees recommended by the board of directors unless you choose to abstain from voting for either of the nominees. If either nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

          Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

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OUR BOARD OF DIRECTORS (continued)

Nominees

Brian A. Bernasek, Managing Director, The Carlyle Group	Age 41	Class I – term expiring at 2014 annual meeting Committees: Compensation; Executive	Director since 2011

Mr. Bernasek is a Managing Director of Carlyle where he focuses on investment opportunities primarily in the industrial and transportation sectors. Since joining Carlyle in 2000, Mr. Bernasek has been actively involved in several of the firm's investments, including Accudyne Industries, Allison Transmission, AxleTech International, Rexnord Corporation and The Hertz Corporation. Prior to joining Carlyle, Mr. Bernasek held positions with Investcorp International, a private equity firm, and in the investment banking division of Morgan Stanley & Co. Mr. Bernasek is a graduate of the University of Notre Dame and received his M.B.A. from Harvard Business School. He is also a member of the Board of Directors of Accudyne Industries, Allison Transmission and previously served as a director of Hertz Global Holdings.

Director Qualifications: Mr. Benasek's demonstrated leadership skills as managing director of Carlyle and his extensive experience in investment banking and private equity bring to our board a deep knowledge of complex financial issues and valuable insights as a result of his service in the industrial and transportation sectors. Mr. Bernasek is a director nominee designated by Carlyle, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions—Stockholders agreement and stockholder arrangements."
Stephen M. Zide, Managing Director, Bain Capital	Age 54	Class I – term expiring at 2014 annual meeting Committees: Compensation (Chair)	Director since 2007

Mr. Zide is a Managing Director of Bain, having joined the firm in 1997. He currently heads the firm's New York office and leads its North American Industrial Sector. Prior to joining Bain, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP. Mr. Zide received an M.B.A. from Harvard Business School, a J.D. from Boston University School of Law and a B.A. from the University of Rochester. He also serves as a director of Sensata Technologies B.V., Consolidated Container Corporation, Apex Tool Group, and Trinseo LLC.

Director Qualifications: Mr. Zide brings to the Board extensive negotiating and financing expertise gained from his training and experience as a legal advisor and then a private equity professional and financial advisor. In addition, Mr. Zide has had significant involvement with the Company since 2007, and has served as a director of numerous public and private companies during his career in private equity and law. Mr. Zide is a director nominee designated by Bain, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions—Stockholders agreement and stockholder arrangements."
Continuing Directors
Betsy S. Atkins, Chairperson, APX Labs, LLC	Age 60	Class II – term expiring at 2015 annual meeting Committees: Compensation	Director since 2013

Ms. Atkins currently serves as chairperson of APX Labs, LLC a Google Glass/Smart Glass enterprise software company. She served as chief executive officer of Baja Ventures, an independent venture capital firm focused on the technology, renewable energy and life sciences industry from 1991 through 2008. In 2009, Ms. Atkins served as chief executive officer and chairman of Clear Standards, Inc., which developed SaaS enterprise level software monitoring carbon emissions, prior to its sale to SAP AG. She previously served as chairperson and chief executive officer of NCI, Inc., a food manufacturer creating Nutraceutical and Functional Food products, from 1991 through 1993. Ms. Atkins co-founded Ascend Communications, a manufacturer of communications equipment, in 1989, where she was also a member of the board of directors until its acquisition by Lucent Technologies in 1999. Ms. Atkins currently serves on the board of directors of Polycom, Inc. and Schneider Electric, SA. She has extensive public board experience, including most recently, SunPower Corporation (2005-2012); Reynolds American, Inc. (2004-2013); Chico's FAS, Inc. (2004-2013); and Towers Watson & Co. (2010). She holds a B.A. from the University of Massachusetts.

Director Qualifications: Ms. Atkins has significant entrepreneurial and operational experience with companies in a high growth phase, and she also brings to the board extensive knowledge in the areas of executive compensation and corporate governance.

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OUR BOARD OF DIRECTORS (continued)

Paul B. Edgerley, Managing Director, Bain Capital	Age 58	Class II – term expiring at 2015 annual meeting Committees: N&CG (Chair); Executive	Director since 2007

Mr. Edgerley joined Bain in 1988 and has been a Managing Director since 1990. Mr. Edgerley focuses on investment in the industrial and consumer product sectors. He currently serves on the Board of Directors of Apex Tool Group, FTE Automotive, Hero Motorcorp, Keystone Automotive Operations, Inc., Sensata Technologies, MYOB Group and Steel Dynamics. Prior to joining Bain, Mr. Edgerley spent five years at Bain & Company where he worked as a Consultant and Manager in the healthcare, information services, retail and automobile industries. Previously, he was a certified public accountant working at Peat Marwick, Mitchell & Company. Mr. Edgerley holds an M.B.A. with distinction from Harvard Business School and a B.S. from Kansas State University.

Director Qualifications: Mr. Edgerley brings to the board extensive experience in corporate strategy development in the industrial and consumer product sectors. He has served as a director of numerous public and private companies during his career in private equity, consulting and accounting. Mr. Edgerley is a director nominee designated by Bain, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions—Stockholders agreement and stockholder arrangements."
Gregory S. Ledford, Managing Director, The Carlyle Group	Age 57	Class II – term expiring at 2015 annual meeting Committees: N&CG	Director since 2011

Mr. Ledford is a Managing Director of Carlyle where he leads U.S. buyout opportunities in the Industrial and Transportation sectors. Since joining Carlyle in 1988, Mr. Ledford has led the firm's investments in Allison Transmission, AxleTech International, The Hertz Corporation, Horizon Lines, Grand Vehicle Works and Piedmont Holdings. From 1991 to 1997, he served as Chairman and Chief Executive Officer of The Reilly Corp., a former Carlyle portfolio company that was successfully sold in September 1997. Prior to joining Carlyle, Mr. Ledford was Director of Capital Leasing for MCI Telecommunications. Mr. Ledford is a graduate of the University of Virginia's McIntire School of Commerce, where he serves as the Vice President of the Fountain Board, and received his M.B.A. from Loyola College. Mr. Ledford is also a member of the Board of Directors of Allison Transmission, Axalta Coating Systems, Greater China Intermodel Investments, LLC and Veyance Technologies and previously served as a director of Hertz Global Holdings.

Director Qualifications: Mr. Ledford's demonstrated leadership and consensus building skills as Managing Director of Carlyle and his past and current service as a director on a number of commercial vehicle industry boards, as well as his years of experience in industrial-related positions provides our board with valuable insights and a unique perspective on industrial and transportation related issues. Mr. Ledford is a director nominee designated by Carlyle, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions—Stockholders agreement and stockholder arrangements."
Nathan K. Sleeper, Partner, Clayton, Dubilier & Rice, LLC	Age 40	Class II – term expiring at 2015 annual meeting Committees: Compensation	Director since 2010

Mr. Sleeper is a partner of CD&R and has significant financial and investment experience from his involvement in its investment in numerous portfolio companies and has played active roles in overseeing those businesses. Prior to joining CD&R in 2000, he worked in the investment banking division of Goldman, Sachs & Co. and at investment firm Tiger Management Corp. Mr. Sleeper is a director of Wilsonart International Holdings, LLC, Roofing Supply Group, Inc., Hussman International, Inc., Atkore International Group, Inc., NCI Building Systems, and U.S. Foods, Inc. and previously served as a director of Hertz Global Holdings and Culligan Ltd. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

Director Qualifications: Mr. Sleeper's broad experience in the financial and investment communities brings to our board important insights into business strategy and areas to improve our financial performance. Mr. Sleeper is a director nominee designated by CD&R, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions— Stockholders agreement and stockholder arrangements."

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 15

OUR BOARD OF DIRECTORS (continued)

James G. Berges, Partner, Clayton, Dubilier & Rice, LLC	Age 66	Class III – term expiring at 2016 annual meeting Committees: N&CG; Executive	Director since 2007

James G. Berges has been the Chairman of the Board of Directors since August 2007. Mr. Berges has been an operating partner of CD&R since 2005. Mr. Berges was President of Emerson Electric Co. from 1999 and served as director of Emerson Electric Co. from 1997 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is a director of PPG Industries, Inc., NCI Building Systems, Inc., and Atkore International and chairman of the board of Hussman International, Inc. He also served as director of MKS Instruments, Inc. from February 2002 to May 2007, Diversey, Inc. from 2009 to 2010 and as chairman of the board of Sally Beauty Holdings, Inc. from 2006 to 2012. Mr. Berges holds a B.S. in Electrical Engineering from the University of Notre Dame.

Director Qualifications: Mr. Berges' former leadership role at a global manufacturer provides our board of directors valuable insight into the numerous operational, financial, and strategic issues we face. Further, Mr. Berges' service on the boards of other public and private companies provides our board with the challenges currently faced by companies in a variety of markets. Mr. Berges is a director nominee designated by CD&R, one of our Equity Sponsors, pursuant to the terms of the amended and restated stockholders agreement described under "Related Party Transactions—Stockholders agreement and stockholder arrangements."
Joseph J. DeAngelo, President and Chief Executive Officer, HD Supply	Age 52	Class III – term expiring at 2016 annual meeting	Director since 2007

Mr. DeAngelo has been President and Chief Executive Officer since January 2005 and has been a director since August 2007. Mr. DeAngelo served as Executive Vice President and Chief Operating Officer of Home Depot from January 2007 through August 2007. From August 2005 to December 2006, he served as Senior Vice President—HD Supply. From January 2005 to August 2005, Mr. DeAngelo served as Senior Vice President—Home Depot Supply, Pro Business and Tool Rental and from April 2004 through January 2005, he served as Senior Vice President—Pro Business and Tool Rental. Mr. DeAngelo previously served as Executive Vice President of The Stanley Works, a tool manufacturing company, from March 2003 through April 2004. From 1986 until April 2003, Mr. DeAngelo held various positions with GE. His final position with GE was as President and Chief Executive Officer of General Electric TIP/Modular Space, a division of General Electric Capital. Mr. DeAngelo holds a bachelor's degree in Accounting and Economics from the State University of New York at Albany.

Director Qualifications: Our CEO has over 30 years of global operating experience, including over 17 years in various leadership roles at General Electric Company and The Home Depot, Inc., including Chief Operating Officer.
Patrick R. McNamee, former EVP-Chief Operating Officer, Express Scripts	Age 54	Class III – term expiring at 2016 annual meeting Committees: Audit	Director since 2013

Mr. McNamee served as executive vice president and chief operating officer of Express Scripts Holding Company, a pharmacy benefit management company until March 2014. He joined Express Scripts in 2005 as senior vice president and chief information officer, expanding his role to EVP-Chief Operating Officer in 2007. Prior to joining Express Scripts, Mr. McNamee worked for Misys Healthcare Systems, a healthcare technology company, as president and chief executive officer, Physician Systems, from September 2003 to February 2005. Mr. McNamee was employed by various subsidiaries of General Electric Corporation from July 1989 to September 2003, including as president and chief executive officer, GE Surgery, GE Medical Systems, from July 2002 to September 2003; chief information officer and chief quality officer, NBC, from March 2001 to July 2002; and chief information officer and general manager of e-Business, GE Transportation Systems, from March 1999 to March 2001.

Director Qualifications: Mr. McNamee brings to the Board strategic leadership and a unique combination of business savvy and information technology experience across a variety of industries. He attended Marquette University and holds a bachelor's degree and a master's degree in biomedical engineering.
Charles W. Peffer, Retired Partner of KPMG LLP	Age 66	Class III – term expiring at 2016 annual meeting Committees: Audit	Director since 2013

Mr. Peffer retired as a partner of KPMG LLP in 2002 after 32 years with KPMG in its Kansas City office. He served as Partner in Charge of Audit from 1986 to 1993 and Managing Partner of the Kansas City office from 1993 to 2000. He currently serves as Audit Committee Chairman on the board of directors of Garmin Ltd., Sensata Technologies, NPC International and the Commerce Funds, a family of eight mutual funds. Mr. Peffer holds a B.A. from the University of Kansas and an M.B.A. from Northwestern University.

Director Qualifications: Mr. Peffer brings to the board extensive practical and management in public accounting and corporate finance, including significant experience with KPMG and its predecessors firms. Mr. Peffer also brings leadership expertise through his directorship roles in other public companies, including service on audit committees.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 16

GOVERNANCE OF OUR COMPANY

          The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

Selecting Nominees for Director

          Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, and on recommendation of the Nominating and Corporate Governance Committee, our board of directors has adopted criteria for the selection of new directors based on the strategic needs of the Company and the board. The Nominating and Corporate Governance Committee will periodically review the criteria adopted by the board and, if deemed desirable, recommend changes to such criteria.

          Pursuant to the criteria adopted by our board of directors, the board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals are considered for nomination to the board based on their business and professional experience, judgment, oversight roles held, age, skills and background. The board also considers the candidate's availability, absence of conflicts, and any applicable independence or experience requirements. The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in experience and skills relevant to the board's performance of its responsibilities in the oversight of the business. For each of the nominees to the board, the biographies shown above highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director of the Company.

          The Nominating and Corporate Governance Committee is responsible for recommending to the board nominees for election to the board at each annual meeting of shareholders and for identifying one or more candidates to fill any vacancies that may occur on the board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate's background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions of the committee and the full board. The Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the shareholders or to be elected by the board to fill a vacancy.

          The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders on the same basis as recommendations from other sources. Any shareholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination by a shareholder of persons for election to the board of directors. These

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GOVERNANCE OF OUR COMPANY (continued)

requirements are described under "Other Information for Shareholders" at the end of this proxy statement.

          Our Equity Sponsors, pursuant to a stockholders agreement with the Company, are currently entitled to nominate (or cause to be nominated) nine of the Company's directors, which includes three designees of each Equity Sponsor. See "Related Party Transactions" on page 24 for additional information. Our Chief Executive Officer also serves as a director.

Director Independence

          Pursuant to the exemption provided to controlled companies by the NASDAQ rules, for such time that the Company qualifies as a controlled company, it is not required to have a majority of independent directors on the board. Our Corporate Governance Guidelines provide that once the Company ceases to qualify as a controlled company, and after any permissible phase-in period, the board will have a majority of independent directors who will satisfy the independence requirements of the NASDAQ. No director will be deemed independent unless the board has made an affirmative determination that such director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibility of a director.

          The board undertook an annual review of director independence in February 2014. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The board also examined whether there were any relationships between an organization of which a director is a partner, shareholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the board affirmatively determined that the following directors are independent directors: Betsy S. Atkins, Patrick R. McNamee and Charles W. Peffer. Accordingly, three of our ten directors are independent, and all directors serving on the Audit Committee satisfy the independence requirements of the NASDAQ and the U.S. Securities and Exchange Commission (the "SEC") relating to directors and Audit Committee members.

Executive Sessions of our Non-Management Directors

          The Chairman of the Board and the full board separately have authority to require the board to meet in executive sessions outside the presence of management. The independent directors will meet at regularly scheduled executive sessions without management not less frequently than twice per year. The Chairman of the Board or the presiding director, as applicable, shall act as chair at such meetings. If the Chairman of the Board is not an independent director, the Board will either designate an independent director to preside at the meetings of independent directors or a procedure by which a presiding director is selected for these meetings.

Board Leadership Structure

          As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Since 2007, James G. Berges has served as chairman of the board and Joseph J. DeAngelo has served

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 18

GOVERNANCE OF OUR COMPANY (continued)

as our President and Chief Executive Officer. The board believes this governance structure currently promotes a balance between the board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Board's Role in Risk Oversight

          Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for reviewing and discussing the Company's risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management, the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, any unusual material transactions and management, internal auditor and independent auditor reviews of the Company's Foreign Corrupt Practices Act policies, procedures and monitoring. The Audit Committee also oversees our corporate compliance and ethics programs, as well as the internal audit function. The board's other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees' work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments from the Company's ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company's objectives.

          The Company's Senior Vice President, General Counsel and Corporate Secretary reports directly to our Chief Executive Officer, providing him with visibility into the Company's risk profile. The Company's internal audit staff regularly reports to the Audit Committee, and the General Counsel and our Vice President, Internal Audit have regularly scheduled private sessions with the Audit Committee. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and our Chief Executive Officer, enables the board of directors to effectively oversee the Company's risk management function.

Corporate Governance Guidelines, Committee Charters and Codes of Business Conduct and Ethics

          Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at http://ir.hdsupply.com/governance.cfm. The charters for each of the Audit, Compensation, Nominating and Corporate Governance and Executive Committees also are available on our investor relations website.

          We have a long-standing commitment to conduct our business in accordance with the highest ethical principles. Our code of business conduct and ethics is applicable to all the representatives of our enterprise, including our executive officers and all other employees and agents of our company and our subsidiary companies, as well as to our directors. A copy of our code is available on the corporate governance section of our investor relations website.

          Our code of ethics for senior executive and financial officers, also available on our investor relations website, applies to our CEO, CFO, Chief Accounting Officer, and any other senior executive or financial officer performing similar functions. Under this code of ethics, our executives are required,

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GOVERNANCE OF OUR COMPANY (continued)

among other things, to act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the company files with, or submits to, the SEC, and in other public communications made by the company; to comply with applicable laws, governmental rules and regulations, including insider trading laws; and to promote the prompt internal reporting of potential violations or other concerns related to this code of ethics to the Chair of the Audit Committee, and encourage associates to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation. Any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

          We have also adopted a policy providing procedures by which our in-house and outside attorneys are to report material violations of applicable U.S. federal or state laws, or a material breach of a fiduciary duty, as required by SEC rules.

Committees of the Board of Directors

          Our board of directors has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The following table shows the current members of each committee and the number of meetings held during fiscal 2013.

Director	Audit	Compensation	N&CG	Executive

Betsy S. Atkins		✓
James G. Berges			✓	✓*
Brian A. Bernasek		✓		✓
Paul B. Edgerley			✓*	✓
Gregory S. Ledford			✓
Patrick R. McNamee	✓
Charles W. Peffer	✓*
Nathan K. Sleeper		✓
Stephen M. Zide		✓*
Number of Meetings	8	5	3	0

✓ = current committee member; * = chair

          Audit Committee.    The Audit Committee has the responsibility for, among other things, assisting the board of directors in reviewing our financial reporting and other internal control processes; our financial statements; the independent auditors' qualifications and independence; the performance of our internal audit function and independent auditors; and our compliance with legal and regulatory requirements and our code of business conduct and ethics.

          During fiscal 2013, the Audit Committee held eight meetings. Each member of our Audit Committee meets the independence requirements of the NASDAQ and the SEC, and each is financially literate. Our board has determined that Charles W. Peffer is an audit committee financial expert as defined by the SEC.

          Compensation Committee.    The Compensation Committee has the responsibility for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefits plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment- related agreements.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 20

GOVERNANCE OF OUR COMPANY (continued)

          During fiscal 2013, the Compensation Committee held five meetings. As long as the Company remains a controlled company, the committee is exempt from the NASDAQ independence requirements for compensation committees. Betsy Atkins is a member of the Compensation Committee and meets the independence requirements of the NASDAQ and is an outside director under Section 162(m) of the Internal Revenue Code. All directors serving on the Compensation Committee meet the "non-employee director" requirements of SEC Rule 16b-3. For additional information about the Compensation Committee's processes and the role of executive officers and compensation consultants in determining compensation, see "Compensation Discussion and Analysis."

          Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee has the responsibility for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us, and overseeing board of directors evaluations.

          During fiscal 2013, the Nominating and Corporate Governance Committee held three meetings. As long as the Company remains a controlled company, the committee is exempt from the NASDAQ independence requirements for nominating and corporate governance committees.

          Executive Committee.    The Executive Committee meets between meetings of the board of directors, as needed, and has the power to exercise all the powers and authority of the board of directors with respect to matters delegated to the Committee by the board of directors, except for the limitations under Section 144(c) of the Delaware General Corporation Law and any applicable limitations under the company's organizational documents.

Compensation Committee Interlocks and Insider Participation

          Betsy S. Atkins, Brian A. Bernasek, Nathan K. Sleeper and Stephen M. Zide were members of the Compensation Committee of our board of directors during fiscal 2013. None of these directors are employees or former employees of the Company.

          Messrs. Bernasek, Sleeper and Zide are employed by Carlyle, CD&R and Bain, respectively, who are our Equity Sponsors. The Equity Sponsors are parties to a stockholders agreement with the Company, as well as a registration rights agreement. The Equity Sponsors also received certain payments in connection with the termination of consulting agreements with the Company at the time of the consummation of the Company's initial public offering in fiscal 2013. See "Related Party Transactions" on page 24 for details regarding these arrangements.

          None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on our board of directors or Compensation Committee.

Compensation Practices and Risk Management

          We believe our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics which mitigate excessive risk-taking that could harm our value.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 21

GOVERNANCE OF OUR COMPANY (continued)

  •
  Annual incentive awards to executive officers are limited to a fixed maximum;

  •
  The performance measure considered under our annual incentive plan is based on company-wide metrics; we believe that the use of company-wide metrics encourages decision-making that is in the best long-term interests of our shareholders;

  •
  Vesting requirements over a minimum of three years for our equity awards ensures that our executives' interests align with those of our shareholders over the long term;

  •
  Incentive awards, including stock-based compensation, to our executive officers are subject to clawback pursuant to the company's clawback policy; and

  •
  All executive officers are subject to stock ownership guidelines.

Meetings of the Board of Directors and Attendance at the Annual Meeting

          Our board of directors held five meetings during fiscal 2013. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member, other than Mr. Ledford who attended 60% of the board meetings, and Mr. McNamee who attended 66% of the audit committee meetings after his appointment in September 2013. Directors are strongly encouraged to attend our annual meetings. The Annual Meeting is the Company's first annual meeting after becoming a public company during fiscal 2013.

Plurality Voting for Election of Directors

          The Company's Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the board of directors who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected.

Succession Planning and Management Development

          We are focused on talent development at all levels within our organization. Among the Compensation Committee's key responsibilities is to ensure that management establishes and the committee oversees an effective executive succession plan. The board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including through diversity, recruiting and development programs.

Policies and Procedures for Related Person Transactions

          We adopted a written related person transactions policy pursuant to which related persons, namely our executives, directors and principal shareholders, and their immediate family members, are not permitted to enter into certain transactions, or materially modify or amend an ongoing transaction, with us, in which the amount involved exceeds $120,000, without the consent of our Audit Committee or any designated member of the Audit Committee. Any request for us to enter into or materially modify or amend certain such transactions is required to be presented to our Audit Committee for

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 22

GOVERNANCE OF OUR COMPANY (continued)

review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Stockholders agreement and stockholder arrangements

          On August 30, 2007, investment funds associated with our Equity Sponsors entered into a stock purchase agreement with The Home Depot, Inc. ("Home Depot") pursuant to which Home Depot agreed to sell to the Company or to a wholly owned subsidiary of the Company certain intellectual property and all of the outstanding common stock of HD Supply, Inc., our primary operating company and a wholly-owned subsidiary of the Company ("HDS") and a Canadian subsidiary, CND Holdings, Inc. On August 30, 2007, through a series of transactions, the Company's direct wholly owned subsidiary, HDS Holding Corporation, acquired direct control of HDS and the Canadian subsidiary, CND Holdings, Inc. In connection with the closing of these transactions (the "2007 Acquisition"), the Company, the Equity Sponsors and their affiliates and certain other stockholders of the Company entered into a stockholders agreement (as amended, the "Stockholders Agreement") that contains, among other things, provisions relating to our governance, the disposition of our common stock by the parties thereto and certain approval rights. The Stockholders Agreement provides that affiliates of the Equity Sponsors who are stockholders of the Company are currently entitled to nominate (or cause to be nominated) nine of the Company's directors, which includes three designees (one of whom may be independent) of each Equity Sponsor. Our Chief Executive Officer also serves as a director. One of the directors designated by the Equity Sponsor associated with CD&R serves as the chairman.

Registration Rights Agreement

          We are a party to an amended and restated registration rights agreement (as amended, the "Registration Rights Agreement") with certain of our stockholders, including the Equity Sponsors. The Registration Rights Agreement grants to the Equity Sponsors the right to cause us, at our own expense, to use our reasonable best efforts to register securities held by the Equity Sponsors for public resale, subject to certain limitations. In the event we register any of our common stock, certain of our stockholders, including the Equity Sponsors also have the right to require us to use our reasonable best efforts to include in such registration statement shares of our common stock held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders and their affiliates in connection with the registration of our common stock.

Consulting agreements

          Until our initial public offering, we were party to consulting agreements with the Equity Sponsors (or their respective affiliates), which we entered into in connection with the 2007 Acquisition, pursuant

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 23

GOVERNANCE OF OUR COMPANY (continued)

to which the Equity Sponsors provided us and our subsidiaries with financial advisory and management consulting services. Pursuant to the consulting agreements, we paid the Equity Sponsors an aggregate annual fee of $4.5 million for such services, plus out-of-pocket expenses and subject to approval by the Equity Sponsors, their permitted transferees or their designated affiliates who are our shareholders. Each consulting agreement was to expire by its terms in August 2017. As specified in the agreements, we paid the Equity Sponsors a transaction fee of approximately $11 million and an aggregate fee to terminate the consulting agreements of approximately $18 million in connection with the consummation of our initial public offering. The termination fee represented the estimated net present value of the payments over the then remaining term of the consulting agreements.

Indemnification agreements

          In connection with the 2007 Acquisition, we entered into indemnification agreements with HDS and the Equity Sponsors pursuant to which, following the completion of the 2007 Acquisition, we agreed to indemnify the Equity Sponsors, their respective managers, administrative members and the administrative members or general partners of any other investment vehicle that is our shareholder and is managed by such manager or its affiliates and their respective successors and assigns, and the respective directors, officers, shareholders, partners, members, employees, agents, advisors, consultants, representatives and controlling persons of each of them, or of their partners, shareholders or members in their capacity as such, against certain liabilities arising out of performance of the 2007 Acquisition, the performance of the consulting agreements described above under "—Consulting agreements," securities offerings by us and certain other claims and liabilities. We also entered into a similar indemnification agreement with Home Depot providing for indemnification of Home Depot, its affiliates, directors, officers, shareholders, partners, members, employees, agents, representatives and controlling persons against certain liabilities arising from securities offerings by us.

          We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Tax sharing arrangements

          In connection with the 2007 Acquisition, Home Depot has agreed to be responsible for and pay any taxes that were reportable in a tax return that included Home Depot or any subsidiary of Home Depot and also included HDS or any of its subsidiaries, except for taxes relating to a period before HDS or its subsidiary was acquired, directly or indirectly, by Home Depot. The Internal Revenue Service has disallowed certain deductions claimed by us and has issued a formal Revenue Agent's Report challenging certain of the cash refunds resulting from our carryback of NOLs to taxable years during which we were a member of Home Depot's U.S. federal consolidated tax group. The carryback of the NOLs was made in accordance with (and subject to the terms of) the Tax Cooperation Agreement. Pursuant to the Tax Cooperation Agreement, if the IRS is ultimately successful with respect to the proposed adjustments, we would be required to reimburse Home Depot an amount equal to the disallowed refunds plus related interest.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 24

GOVERNANCE OF OUR COMPANY (continued)

Agreements with Home Depot

          Upon the closing of the 2007 Acquisition, we entered into the following agreements with Home Depot and/or its affiliates:

  •
  a Strategic Purchase Agreement, as subsequently amended effective February 4, 2013, pursuant to which the parties agreed to terms relating to (i) the purchase by Home Depot U.S.A., Inc. and its affiliates of certain products from Crown Bolt for a term to end no later than January 31, 2020, (ii) related intellectual property matters and (iii) the provision of related services;

  •
  a Supplier Buying Agreement, pursuant to which the parties agree to certain terms and conditions relating to (i) the purchase by Home Depot U.S.A., Inc. and its affiliates of products from Crown Bolt pursuant to the Strategic Purchase Agreement and (ii) the provision of related in-store services and displays; and

  •
  a Trademark License granting Crown Bolt the royalty-free right to use a number of trademarks in connection with its activities under the Strategic Purchase Agreement.

          In addition, certain guarantees, surety bonds and letters of credit that Home Depot and/or its affiliates (other than HDS, HD Supply Canada, Inc. and their respective affiliates) entered into prior to the closing of the 2007 Acquisition relate to our and our subsidiaries' obligations to landlords, customers and suppliers, and remained in place immediately after the closing of the 2007 Acquisition. The Company agreed in the purchase and sale agreement to fully indemnify Home Depot and its affiliates from any losses that arise out of these obligations. The Company also agreed to use its reasonable best efforts to cause itself and/or HDS to be substituted for Home Depot and/or its affiliates and to have Home Depot and its affiliates released in respect of certain such obligations.

Debt Securities of HDS

          On August 30, 2007, HDS issued $1,300 million aggregate principal amount of Senior Subordinated Notes due 2015 bearing interest at a rate of 13.5% (the "2007 Senior Subordinated Notes"). During fiscal 2013, HDS redeemed $889 million of the 2007 Senior Subordinate Notes at a redemption price equal to 103.375% of the principal amount thereof and paid accrued and unpaid interest thereon through the redemption date. Affiliates of certain of the Equity Sponsors owned approximately 39% of the 2007 Senior Subordinated Notes that were redeemed.

          As of February 2, 2014, affiliates of certain of the Equity Sponsors beneficially owned approximately $37 million aggregate principal amount of terms loans under HDS' senior secured credit facility issued on April 12, 2012, providing for term loans in an aggregate principal amount of $1,000 million ("Term Loan Facility"). On February 6, 2014, HDS amended the agreement governing the Term Loan Facility and as a result of the amendment, the ownership of affiliates of certain of the Equity Sponsors was reduced to $30 million.

          See Note 6, Debt, to the Company's consolidated financial statements included in the Company's Annual report on Form 10-K filed with the SEC on March 25, 2014 for additional information on these transactions.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 25

GOVERNANCE OF OUR COMPANY (continued)

Transactions with Other Related Parties

          In connection with our business, we procure products from thousands of suppliers, some of which may be affiliated with the Equity Sponsors. We estimate that we purchased product from affiliates of the Equity Sponsors or directors for approximately $55 million, $57 million and $60 million in fiscal 2013, fiscal 2012 and fiscal 2011, respectively. Management believes these transactions were conducted on an arm's-length basis at prices that an unrelated third party would pay.

          Gail T. DeAngelo, who is the sister of Joseph J. DeAngelo, the Company's CEO, has been a senior business manager for the Company since January 2008. During fiscal 2013, Ms. DeAngelo received an aggregate of $141,039 in base and bonus compensation. She also receives customary employee benefits. As a senior manager, Ms. DeAngelo is not eligible to participate in our equity compensation plans. Ms. DeAngelo's compensation is within the established range paid to senior managers.

Communicating with our Board of Directors

          Any shareholder or interested party who wishes to communicate directly with our board of directors, or with any individual director of our board of directors, may do so by writing to the Corporate Secretary, HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339 or by email at boardcommunications@hdsupply.com. Please specify to whom your letter should be directed. Once the communication is received and reviewed by the Corporate Secretary, it will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 26

OWNERSHIP OF SECURITIES

Securities Ownership of Certain Beneficial Owners and Management

          The following tables set forth information as of March 14, 2014 with respect to the beneficial ownership of our common stock by (i) each person known to own beneficially more than 5% of our common stock; (ii) each director; (iii) each of the named executive officers; and (iv) all directors and executive officers as a group.

          The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is March 14, 2014. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

          The percentage of beneficial ownership is based on 194,102,859 shares of our common stock outstanding as of March 14, 2014.

          Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339.

          The following table sets forth information as to any person known to us to be the beneficial owner of more than five percent of our common stock.

Name and Address	Number of Shares Beneficially Owned	Percent

Bain Capital Integral Investors 2006, LLC(1)(2)	36,471,875	18.79%
Carlyle Partners V, L.P. and related funds(2)(3)	36,471,872	18.79%
Clayton, Dubilier & Rice Fund VII, L.P. and related funds(2)(4)	36,461,875	18.78%
THD Holdings, LLC(2)(5)	16,250,000	8.37%
Wellington Management Co LLP(6)	14,503,832	7.47%

(1)
Bain Capital Investors, LLC ("BCI") is the administrative member of Bain Capital Integral Investors 2006, LLC ("Integral"). The governance, investment strategy and decision-making process with respect to investments held by Integral is directed by BCI's Global Private Equity Board ("GPEB"), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, Paul Edgerley, Stephen Pagliuca, Michel Plantevin, Dwight Poler, Jonathan Zhu and Stephen Zide. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by Integral. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. The address of each of BCI and Integral is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 27

OWNERSHIP OF SECURITIES (continued)

(2)
Excludes shares of common stock owned by other parties to the Second Amended and Restated Stockholders Agreement of which they may be deemed to share beneficial ownership. Each person disclaims beneficial ownership of such shares.

(3)
Represents shares held by the following investment funds associated with Carlyle: Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., and CP V Coinvestment B, L.P., which are together referred to as the "Carlyle Funds." Carlyle Partners, V, L.P. holds 34,290,383 shares, Carlyle Partners V-A, L.P. holds 689,531 shares, CP V Coinvestment A, L.P. holds 1,320,767 shares, and CP V Coinvestment B, L.P. holds 171,191 shares. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of TC Group V, L.L.C., which is the general partner of TC Group V, L.P., which is the general partner of each of the Carlyle Funds. Voting and investment determinations with respect to the shares held by the Carlyle Funds are made by an investment committee of TC Group V, L.P. comprised of the following persons: Daniel D'Aniello, William Conway, David Rubenstein, Gregory Summe, Louis Gerstner, Allan Holt, Peter Clare and Thomas Mayrhofer. Each member of the investment committee of TC Group V, L.P. disclaims beneficial ownership of such shares. The address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. The address of each of the other persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004.

(4)
Represents shares held by the following group of investment funds associated with Clayton, Dubilier & Rice, LLC ("CD&R"): (i) 30,000,000 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 213,604 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd.; and (iii) 6,248,271 shares of common stock held by Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., whose general partner is CD&R Associates VII (Co-Investment), Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as the directors of each of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. are made by an investment committee of limited partners of CD&R Associates VII, L.P., currently consisting of the following individuals: Michael G. Babiarz, Manvinder Singh Banga, James G. Berges, Kevin J. Conway, Thomas C. Franco, Kenneth A. Giuriceo, Donald J. Gogel, Theresa A. Gore, Marco Herbst, George K. Jaquette, Sarah Kim, Manfred Kindle, John Krenicki, Jr., Gregory Lai, Edward M. Liddy, John Malfettone , David A. Novak, Paul S. Pressler, Roberto Quarta, Eric Rahe, Christian P. Rochat, Eric Rouzier, Richard J.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 28

OWNERSHIP OF SECURITIES (continued)

  Schnall, Stephen Shapiro, Nathan K. Sleeper, Christian Storch, Derek L. Strum, Sonja Terraneo, Robert C. Volpe, David H. Wasserman and Jonathan L. Zrebiec (collectively, the "Investment Committee"). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the funds associated with CD&R. Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of Clayton, Dubilier & Rice Fund VII (Co-Investment) L.P. and CD&R Parallel Fund VII, L.P. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P. and Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. The address for each of Clayton Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Associates VII (Co-Investment), Ltd., CD&R Associates VII, Ltd., CD&R Associates VII, L.P., CD&R Parallel Fund Associates VII, Ltd. and CD&R Investment Associates VII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The address for Clayton, Dubilier & Rice, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(5)
THD Holdings, LLC, is a wholly-owned subsidiary of Home Depot. Home Depot shares voting and investment power with regard to the shares held by THD Holdings, LLC. The address of THD Holdings, LLC and Home Depot is 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339.

(6)
Wellington Management Company, LLP, in its capacity as investment adviser, beneficially owns 14,503,832 shares which are held of record by clients of Wellington Management. Wellington Management has shared voting power with regard to 9,913,500 shares and has shared dispositive power of 14,503,832 shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 29

OWNERSHIP OF SECURITIES (continued)

          The following table sets forth the beneficial ownership of our common stock as of March 14, 2014 by our current directors and nominees, our Chief Executive Officer, current and former Chief Financial Officer and three other executive officers who had the highest total compensation for fiscal 2013, calculated in accordance with SEC rules and regulations, and all of our directors and executive officers as a group.

Directors and Executive Officers	Shares Owned Directly	Stock Options Exercisable Within 60 Days	Restricted Stock Units Vesting Within 60 Days(1)	Vested Deferred Stock Units(2)	Total Shares Beneficially Owned	Percent

Betsy S. Atkins	-	-	3,096	-	3,096	*
James G. Berges(3)	-	-	4,559	-	4,559	*
Brian A. Bernasek(4)	-	-	4,559	1,973	6,532	*
Paul B. Edgerley(5)	-	-	4,559	2,192	6,751	*
Gregory S. Ledford(4)	-	-	4,559	1,795	6,354	*
Patrick R. McNamee	-	-	3,096	-	3,096	*
Charles W. Peffer	2,000	-	4,559	-	6,559	*
Nathan K. Sleeper(3)	-	-	4,559	1,973	6,532	*
Stephen M. Zide(5)	-	-	4,559	2,192	6,751	*
Joseph J. DeAngelo(6)	200,000	1,787,996	-	-	1,987,996	1%
Evan Levitt	500	77,895	-	-	78,395	*
Ronald J. Domanico	25,000	470,414	-	-	495,414	*
Anesa Chaibi	10,000	701,653	-	-	711,653	*
John A. Stegeman	37,000	371,082	-	-	408,082	*
Ricardo J. Nuñez	10,000	274,957	-	-	284,957	*

Shares held by all directors and executive officers as a group (15 persons)	284,500	3,683,997	38,105	10,125	4,016,727	2.07%

(1)
Each restricted stock unit represents the contingent right to receive one share of the Company's common stock, par value $0.01 per share. The units will vest on May 15, 2014 and will be settled in shares of Company common stock at the time of vesting for Ms. Atkins and Messrs. Ledford, McNamee and Peffer. Settlement of the units for Messrs. Berges, Bernasek, Edgerley, Sleeper and Zide is delayed, pursuant to the director's election, until termination of the director's board service. Messrs. Berges and Sleeper are employees of our Equity Sponsor, CD&R, and have assigned their compensation for board service to CD&R.

(2)
Each deferred stock unit represents the right to receive one share of the Company's common stock, par value $0.01 per share. The deferred stock units are fully vested and will be settled upon termination of the director's board service. Messrs. Berges and Sleeper are employees of our Equity Sponsor, CD&R, and have assigned their compensation for board service to CD&R.

(3)
Does not include 36,461,875 shares of common stock held by investment funds associated with CD&R. Messrs. Berges and Sleeper are directors of the Company and executives of CD&R. They disclaim any beneficial ownership of the shares held by investment funds associated with CD&R.

(4)
Does not include 36,471,872 shares of common stock held by investment funds associated with or designated by Carlyle. Messrs. Bernasek and Ledford are directors of the Company and executives of Carlyle. They disclaim any beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group.

(5)
Does not include shares of common stock held by Integral. Messrs. Edgerley and Zide are members of GPEB and Managing Directors of BCI. By virtue of the relationships described in

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 30

OWNERSHIP OF SECURITIES (continued)

  footnote (1) of the foregoing table setting forth the beneficial ownership of 5% ownership of our common stock, they may be deemed to share beneficial ownership of the shares held by Integral. The address of each of Messrs. Edgerley and Zide is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

(6)
On or about December 27, 2012, the 200,000 shares of common stock attributed to Mr. DeAngelo in "Shares Owned Directly" were transferred by Mr. DeAngelo to a trust, with respect to which Mr. DeAngelo's wife serves as trustee. Mr. DeAngelo disclaims any beneficial ownership of such shares held by the trust.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 31

DIRECTOR COMPENSATION

2013 Director Compensation

          The following table sets forth the compensation earned or paid to our non-employee directors in fiscal 2013.

Name(1)	Fees earned or paid in cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Betsy S. Atkins(5)	$27,932	$70,403		98,335
James G. Berges	$39,074	$87,122		126,196
Brian A. Bernasek	$39,074	$87,122		126,196
Paul B. Edgerley	$43,416	$87,122		130,538
Mitchell Jacobson(6)	$34,688	$87,122	$25,823	147,634
Lew Klessel(6)	$8,438	$87,122		95,560
Gregory S. Ledford	$39,074	$87,122		126,196
Patrick R. McNamee(5)	$28,967	$70,403		99,370
Charles W. Peffer(7)	$46,322	$87,122		133,444
Nathan K. Sleeper	$39,074	$87,122		126,196
Stephen M. Zide	$43,416	$87,122		130,538

(1)
Vipul Amin served as a director during fiscal 2013 but resigned from board service upon the consummation of our initial public offering and effectiveness of our Board of Director Compensation Policy on July 2, 2013 and, therefore, received no director compensation during fiscal 2013.

(2)
Messrs. Bernasek, Edgerley, Sleeper and Zide elected to convert all 2013 cash fees into deferred stock units under the Company's 2013 Omnibus Incentive Plan. Mr. Ledford converted his cash board retainer fees into deferred stock units but received committee fees in cash. Each deferred stock unit represents the right to receive one share of the Company's common stock, par value $0.01 per share. The deferred stock units are fully vested and will be settled upon termination of the director's board service.

(3)
The values for stock awards in this column represent the grant date fair value of the restricted stock units granted in fiscal 2013, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 9 "Stock-Based Compensation" in our fiscal 2013 Annual Report on Form 10-K. The stock awards vest on the earlier of the one-year anniversary of the grant date, the next annual meeting after the grant date, or a change in control. Messrs. Bernasek, Edgerley, Sleeper and Zide elected to defer settlement of their 2013 stock awards until termination of their board service.

(4)
This column represents reimbursement for private aircraft expenses paid in connection with travel to and from company board meetings in 2013.

(5)
Ms. Atkins and Mr. McNamee were appointed to the board on September 1, 2013.

(6)
Mr. Klessel resigned from the board effective August 27, 2013; Mr. Jacobson resigned from the board effective December 31, 2013. Messrs. Jacobson and Klessel forfeited 100% of their fiscal 2013 stock awards upon termination of their board service.

(7)
Mr. Peffer was appointed to the board effective July 2, 2013.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 32

DIRECTOR COMPENSATION (continued)

          The aggregate number of stock awards made under our Board of Directors Compensation Policy and outstanding as of February 2, 2014 for each of our non-employee directors are set forth below.

Name	Restricted Stock Units (#)

Betsy S. Atkins	3,096
James G. Berges	4,559
Brian A. Bernasek	4,559
Paul B. Edgerley	4,559
Mitchell Jacobson	0
Lew Klessel	0
Gregory S. Ledford	4,559
Patrick R. McNamee	3,096
Charles W. Peffer	4,559
Nathan K. Sleeper	4,559
Stephen M. Zide	4,559

          The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the director compensation table.

          Director compensation is provided pursuant to our Board of Directors Compensation Policy. The director compensation year runs from the date of each annual shareholders meeting. Equity and cash compensation for fiscal 2013 was prorated from the effective date of our Board of Directors Compensation Policy on July 2, 2013, and was prorated for newly appointed directors from the date of their appointment. The directors appointed by our Equity Sponsor, CD&R, have assigned their compensation for board service to CD&R. Mr. DeAngelo does not receive any compensation for service as a director.

Equity Compensation

          Each non-employee director receives an annual equity award in the form of restricted stock units under the Company's 2013 Omnibus Incentive Plan. The number of restricted stock units is determined by dividing $100,000 by the closing stock price of a share of Company common stock on the grant date, which is the date of our annual shareholders meeting. Each restricted stock unit represents the contingent right to receive one share of the Company's common stock, par value $0.01 per share. The restricted stock units vest on the earliest of: (1) the one year anniversary of the grant date, (2) the Company's next annual shareholders meeting, or (3) a change in control, and will be settled upon vesting unless the director elects to defer settlement until termination of board service. A pro rata portion of the award vests upon termination of the director's service due to death, disability or age-75 retirement based on the number of days of service during the year of termination. Equity compensation is prorated for newly appointed directors.

Cash Compensation

          Each non-employee director is paid an annual cash fee for board service of $60,000, payable in installments at each quarterly board meeting. In addition, each non-employee director appointed to serve as a member of a standing board committee other than the Audit Committee receives an annual cash retainer of $7,500 for service on each such committee. Audit Committee members receive an annual cash committee retainer of $10,000. Committee chairs are not eligible to receive the committee retainer, but instead receive a committee chair retainer of $20,000 for the chair of Audit Committee

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 33

DIRECTOR COMPENSATION (continued)

and $15,000 for the chairs of the Compensation and Nominating and Corporate Governance Committees. No committee fees are paid for service on the Executive Committee. Cash fees are prorated for newly appointed directors.

          Directors may elect to convert their cash fees into company stock in the form of deferred stock units. Each deferred stock unit represents the right to receive one share of the Company's common stock, par value $0.01 per share. The deferred stock units are fully vested and will be settled upon termination of the director's board service.

Travel Expense Reimbursements

          Directors are reimbursed for their reasonable expenses related to board membership including in certain instances private air travel expenses. Pursuant to the consulting agreements with our Equity Sponsors, we paid $2.2 million to the Equity Sponsors in fiscal 2013 for out-of-pocket expenses relating to employees designated by the Equity Sponsors to serve on our board, including reimbursement for actual private air travel expenses. The consulting agreements were terminated in connection with the consummation of our initial public offering on July 2, 2013. See "Related Party Transactions—Consulting Agreements" on page 24.

Stock Ownership Guidelines

          Our independent directors are expected to own shares of Company common stock valued at three times the annual cash board retainer (or $180,000) within five years of their appointment or election to the board, pursuant to the terms of the Stock Ownership Guidelines adopted by the Compensation Committee. Directors who are employees of our Equity Sponsors are not subject to the stock ownership guidelines so long as the Equity Sponsors own controlling interests in the Company and their interests are aligned with the long-term interests of our shareholders.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 34

EXECUTIVE COMPENSATION

          The following Compensation Discussion and Analysis provides information regarding the material elements of our fiscal 2013 compensation program for our "named executive officers," also referred to as the "NEOs." The named executive officers for fiscal 2013 are our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer and the three other most highly compensated executive officers. The Compensation Committee of the Company (the "Committee"), pursuant to its charters, is responsible for establishing, implementing and reviewing on an annual basis our compensation programs and actual compensation paid to our NEOs, except for our Chief Executive Officer, with respect to whom the Committee's decisions are subject to review and final approval by our Board.

Executive Summary

          Improving market conditions, the Company's execution of key initiatives and cost saving strategies, and the Company's overall financial performance for fiscal 2013, resulted in the following compensation decisions:

  •
  The Committee reviews the base salaries of our named executive officers annually to ensure that our executive officers are fairly compensated. Based on this review and to ensure that the base pay amounts remain competitive for key leaders for fiscal 2013, Mr. DeAngelo received a 14% merit increase, Mr. Domanico received an increase of 2%, Ms. Chaibi received an increase of 5% and Mr. Nuñez received an increase of 3.5%. Mr. Stegeman received a $15,000 merit bonus in lieu of a base salary increase for fiscal 2013. Mr. Levitt received a 24% increase at the time of his promotion to Senior Vice President and Chief Financial Officer. During the prior four fiscal years, Mr. DeAngelo waived merit increases.

  •
  All of our NEOs earned a cash award under the annual cash incentive program, the Annual Incentive Plan. Our fiscal 2013 performance was below the AIP-adjusted EBITDA target for White Cap and our Global Support Center. Thus, the NEOs, other than Ms. Chaibi, earned awards ranging from 38.1% to 87% of the target. Our fiscal 2013 performance exceeded the AIP-adjusted EBITDA target for Facilities Maintenance and Ms. Chaibi earned an award of 101.7% of target.

  •
  The Committee did not make routine annual equity grants for fiscal 2013, but made a stock option grant to the NEOs, other than Mr. Levitt, in connection with the Company's initial public offering. Mr. DeAngelo received a grant of 148,800 stock options, Ms. Chaibi received a grant of 86,800 stock options, and the other NEOs, other than Mr. Levitt, received a grant of 57,200 stock options with an exercise price equal to the initial public offering price of $18 per share. These options vest on the third anniversary of the initial public offering, subject to continued employment through such date. In connection with his promotion to Senior Vice President, Chief Financial Officer, Mr. Levitt received a grant of 41,322 shares of restricted stock that vests in four equal annual installments on each of the first through fourth anniversaries of the March 6, 2014 grant date, which grant will be reported in our 2015 proxy statement.

  •
  Historically, the Committee made up-front grants of stock options to our NEOs with a significant vesting period, with the intent of making our NEOs founding owners of the Company. To align our compensation practices more closely with the practices of

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 35

EXECUTIVE COMPENSATION (continued)

      comparable post-IPO companies, the Committee will move to routine annual equity grants. The Committee made the first routine annual equity grant to NEOs in March 2014 in the form of restricted stock awards that vest in four equal annual installments on each of the first through fourth anniversaries of the grant date. These grants will be reported in our 2015 proxy statement.

  •
  The board adopted stock ownership guidelines requiring our NEOs to own shares having a value equal to base salary (three times base salary for our CEO) within five years of becoming subject to the guidelines in fiscal 2013. The guidelines further our core philosophy that our NEOs should also be owners of our Company. The guidelines are based on our expectation that each NEO will maintain a targeted level of investment in our stock so that the interests of our NEOs and our shareholders are closely aligned and our NEOs have a strong incentive to provide effective management. Messrs. DeAngelo and Stegeman satisfied the targeted ownership guidelines as of the end of fiscal 2013.

Determining Executive Compensation

          At HD Supply, our Human Resources team, in partnership with the Committee, drives the design and implementation of all executive compensation programs. Our finance team heavily supports the process by providing financial analysis and input and review of program design. Except with respect to his own compensation, our Chief Executive Officer has final management-level review of any compensation program before it is sent to the Committee for consideration and approval. The Committee has the task of evaluating and approving our material compensation programs, including our equity compensation program. Management frequently consults with the Committee during the design process to obtain their direction and feedback on how the design of our executive compensation programs support the overall strategy of the Company. As described below, data from outside consultants are also used during the design process to obtain further insight into the features of our compensation program.

Philosophy and Objectives

          Our Company and our aspiration to be the "First Choice" is built on the mission of "One Team, Driving Customer Success and Value Creation," a philosophy we believe is best embodied by our SPIRIT values:

Service:	Help our customers succeed by delivering exceptional service and the best total value experience
Performance:	Exceed our commitments everyday to our team, customers, suppliers, Equity Sponsors and communities
Integrity:	Treat team members the way you would like you and your family to be treated
Respect:	Always do the right thing and always take the high road
Innovation:	Seek new ways to build a reliable, effective and efficient chain of execution for our customers
Teamwork:	Win together by creating an environment where every individual puts the team first

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 36

EXECUTIVE COMPENSATION (continued)

          The Committee and our management believe that fostering these values requires a performance culture geared toward customer success and sustainable, long-term profitability. The Company's compensation programs are designed to reward achievement of these goals, thereby attracting and retaining talent that will contribute to such a culture. In particular, our executive compensation programs are intended to meet the following objectives:

  •
  to balance commitment, long-term financial success, short-term operational excellence and achievement of short-term goals. This balance includes but is not limited to driving profitable growth while aligning our executives' long-term interests with shareholders' interests.

  •
  to attract, retain and motivate our top executive talent.

  •
  to differentiate rewards based on outstanding individual performance so as to promote a high performance culture.

          In addition, we intend that our compensation programs will be aligned with:

  •
  Our business strategy:  Our compensation programs link pay to our strategy by rewarding executives upon achievement of profitability, long-term growth, excellence in achievement of short-term operational and financial goals and by reinforcing the "One Team" philosophy.

  •
  Our shareholders' interests:  Through the strategic use of equity-based compensation, the total compensation of our executives is directly linked to the sustained value they create for our shareholders.

  •
  Our goal of retaining and motivating key talent: To retain the best executive talent, the total compensation opportunity is designed to provide attractive levels of compensation if performance targets are met and upside opportunity when performance targets are exceeded.

Compensation Consultant and Use of Comparator Data

          Since 2009, the Company has engaged Pearl Meyer & Partners to provide input with respect to our executive compensation programs, including a market review of the competitiveness of total compensation of our executives and a review of our equity program. A representative from Pearl Meyer & Partners attends our Committee meetings.

          In light of new SEC rules, the Company requested and received information from Pearl Meyer & Partners with respect to potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm's total revenue; (3) policies and procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any Company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 37

EXECUTIVE COMPENSATION (continued)

officers addressing business or personal relationships with the consulting firm or the individual consultants, the Committee concluded that the work of Pearl Meyer & Partners did not raise any conflict of interest.

          In general, neither the Company nor the Committee has exclusively relied on any of the data or advice received from Pearl Meyer & Partners as to the amount of any particular item of compensation. Pearl Meyer & Partners provides input which the Company and Committee take into consideration, as the case may be, on the particular element of compensation under consideration.

Comparator Data

          The Committee reviews compensation levels and practices at comparator companies in setting the compensation of our NEOs and when reviewing or establishing the Company's compensation programs for other associates. The information is used to help the Committee better understand the competitive market and how executives are compensated at other companies that are similar in size or industry, and companies with whom we compete for talent.

          Our breadth of specialty business units makes finding direct comparators challenging. We seek comparators that share a similar industrial distribution model or are a direct competitor to a specific line of business.

          Companies are therefore included in the comparator group because they (1) operate in the same business as the Company or one of our business units (industrial distribution of building supplies), (2) operate in a similar business (distribution of any product), or (3) operate in a similar business model (business to business). The comparator group was developed by management and the Committee, with input from Pearl Meyer & Partners, and has been used to provide input into both the value of total compensation for executives as well as the relative value of each component of compensation. We do not rely on percentile rankings of compensation within the comparator group to determine specific compensation amounts for the NEOs; rather, the comparator group is used to identify programs and levels of pay which management and the Committee consider when evaluating our own programs.

          In fiscal 2013, we used the following comparator group consisting of companies in the same or similar business or having a similar business model:

Arrow Electronics Inc.	Masco Corp
Coca-Cola Enterprises	Office Depot
Conagra Foods	Owens & Minor
Danaher, Corp	Pepsi Bottling Group
Fastenal Co.	Staples, Inc.
Genuine Parts	Watsco, Inc.
Interline Brands Inc.	WESCO International, Inc.
MSC Industrial Direct	W.W. Grainger, Inc.

          The comparator group is reviewed and updated each year as appropriate. No changes were made to the fiscal 2013 comparator group as compared to fiscal 2012.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 38

EXECUTIVE COMPENSATION (continued)

          For fiscal 2014 compensation decisions after our initial public offering, we evaluated the composition of our comparator group to ensure that our comparison criteria continues to be appropriate based on our new public company status, which resulted in the comparator group being expanded by adding several companies in the same or similar business or having a similar business model:

Applied Industrial Technologies, Inc.	Newell Rubbermaid, Inc.
Anixter International, Inc.	Owens & Minor, Inc.
AutoZone, Inc.	Owens Corning
Ball Corp.	Ryder System, Inc.
Dover Corp.	Stanley Black & Decker, Inc.
EMCOR Group, Inc.	Sherwin-Williams Co.
Fastenal Co.	SPX Corp.
Flowserve Corp.	Terex Corp.
Genuine Parts Co.	Watsco, Inc.
Grainger (WW), Inc.	Waste Management, Inc.
Masco Corp.	WESTCO International, Inc.
MSC Industrial Direct Co., Inc.	United Stationers, Inc.
Vulcan Materials Co.

Components of Compensation

          The Company believes that the compensation programs it maintains are important in achieving the compensation goals described above. For fiscal 2013, the principal components of compensation for the named executive officers were:

  •
  base salary;
  •
  annual cash incentives;
  •
  equity incentive compensation; and
  •
  benefits and perquisites.

          Each of our NEOs is party to an employment offer letter which contains certain employment and severance arrangements. These severance arrangements are discussed more fully below under "Potential Payments upon Termination or Change in Control."

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 39

EXECUTIVE COMPENSATION (continued)

          The design of each component of compensation fits into the overall executive pay program and supports the philosophy and objectives previously discussed in the following manner:

Pay component	Objective of pay component	Key measures
• Base salary	• Provides competitive pay while managing fixed costs	• Individual performance and contribution • Scope of responsibilities • Experience

• Annual cash incentives	• Focuses on short-term operational metrics that drive and support our long-term strategy	• Achievement of agreed upon operating plan goals in profitability

• Where applicable, creates incentives for performance based on performance of individual NEOs' business unit

	• To reward an executive for exemplary achievements against non-financial goals	• Achievement of non-financial goals

• Equity awards granted in the form of stock options	• Aligns executive interests to shareholders by rewarding long-term focus on profitability and value creation for the enterprise	• Growth in stock value • Employment retention through the vesting period of the stock options

• Assists in the retention of key talent

• Creates an "ownership culture"

• Benefits and perquisites	• Benefits provide a safety net of protection in the case of illness, disability or death	• Benefits are provided to executives on the same basis as provided to our salaried associates

	• Perquisites generally enable the executive to perform their duties efficiently and minimize distractions	• Perquisites are valued by our executives at minimal cost to us

          A discussion of each of the components of compensation for the NEOs is below, including a discussion of the factors considered in determining the applicable amount payable or achievable under each component.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 40

EXECUTIVE COMPENSATION (continued)

Base Salary

          Base salaries are set to attract and retain top executive talent while managing fixed costs at an appropriate level. The determination of any particular executive's base salary is based on personal performance and contribution, experience in the role, changes to the scope of responsibilities, market rates of pay and internal equity. Each year, the Chief Executive Officer, with input from Human Resources, proposes base salary increases, if any, for all NEOs, excluding himself, based on performance and the Company's merit increase budget prepared by management. His proposal is subject to review and approval (with or without modifications) by the Committee. Changes to Mr. DeAngelo's base rate of pay are initiated and approved by the Committee directly.

          In order to ensure that the base pay amounts remain competitive for key leaders for fiscal 2013, Mr. DeAngelo received a 14% merit increase, Mr. Domanico received an increase of 2%, Ms. Chaibi received an increase of 5% and Mr. Nuñez received a 3.5% increase. Mr. Stegeman received a $15,000 merit bonus in lieu of a base salary increase for fiscal 2013. Mr. Levitt received a 24% increase at the time of his promotion to Senior Vice President and Chief Financial Officer. During the prior four fiscal years, Mr. DeAngelo waived merit increases.

Annual Cash Incentives

          Annual cash incentives are designed to focus the NEOs on producing superior results against key financial metrics relevant to the Company as a whole or to the individual business units that the NEO leads. By tying a significant portion of the executive's total annual cash compensation to annual variable pay, we reinforce our "pay for performance" culture and focus our executives on critical short-term financial and operational objectives which also support our long-term financial goals.

Annual Incentive Plan

          All of our NEOs participate in the Annual Incentive Plan ("AIP"), which provides cash-based incentives dependent on annual results against the key financial metric described below. A committee which includes Human Resources personnel, the CFO and the Controller (the "AIP Committee") monitors the AIP to ensure compliance with its intent and terms.

          AIP target payouts to our NEOs are expressed as a percentage of base salary. Annually, these percentage targets are reviewed against comparator data and adjusted, if necessary, based on the Committee's estimation of what level of targeted payouts is necessary to retain and motivate our executives.

          For fiscal 2013, AIP performance targets were based on AIP-adjusted earnings before interest, taxes, depreciation, and amortization ("AIP-adjusted EBITDA"). For purposes of the AIP, management fees and related expenses paid to our Equity Sponsors and stock-based compensation costs for stock options are excluded from AIP-adjusted EBITDA, both as to the targets and as to AIP-adjusted EBITDA as ultimately determined. The measures utilized in establishing performance goals under the AIP are determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the company's audited consolidated financial statements, but exclude extraordinary or other nonrecurring or unusual items, or restructuring or impairment charges, as determined by the company's independent public accountants in accordance with GAAP, or changes in accounting.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 41

EXECUTIVE COMPENSATION (continued)

          For fiscal 2013, we viewed AIP-adjusted EBITDA as the key operating metric that would drive business profitability. The AIP provides a threshold level (at which 25% of the target percentage of base salary is earned, except for Facilities Maintenance where threshold level performance earns 50% of the target percentage), a target (or "plan") level (at which 100% of the target percentage of base salary is earned), a 150% level (at which 150% of the target percentage of base salary may be earned), and a maximum level for superior results (at which 200% of the target percentage of base salary may be earned).

          For the NEOs participation in the AIP, the following percentages applied:

	AIP-Adjusted EBITDA Facilities Maintenance		AIP-Adjusted EBITDA White Cap		AIP-Adjusted EBITDA Global Support Center
	Performance Required	Payout % Earned	Performance Required	Payout % Earned	Performance Required	Payout % Earned
Threshold	95% of Plan	50%	90% of Plan	25%	90% of Plan	25%
Plan	100% of Plan	100%	100% of Plan	100%	100% of Plan	100%
150% Payout	104% of Plan	150%	110% of Plan	150%	108% of Plan	150%
200% Payout	107% of Plan	200%	117% of Plan	200%	116% of Plan	200%

Payout = Salary × Target % of Salary × Payout % Earned

          For fiscal 2013, the AIP goal for the Global Support Center was an AIP-adjusted EBITDA of $773.7 million. The Committee, in approving the plan goals in February 2013, viewed this level as appropriate in order to keep the primary focus on adjusted EBITDA. Our AIP-adjusted EBITDA was $760.2 million. As a result, each of our NEOs earned an incentive award of 87% of the target award.

          As President of Facilities Maintenance, Ms. Chaibi's AIP payout is based on the financial performance of Facilities Maintenance. For fiscal 2013, Facilities Maintenance's financial goal was a AIP-adjusted EBITDA of $433.4 million. Facilities Maintenance exceeded its goal with an AIP-adjusted EBITDA of $434 million. As a result, Ms. Chaibi earned an incentive award of 101.7% of the target award.

          As President of White Cap, Mr. Stegeman's AIP payout is based on the financial performance of White Cap. For fiscal 2013, White Cap's financial goal was an AIP-adjusted EBITDA of $85.6 million. White Cap's AIP-adjusted EBITDA was $78.5 million. As a result, Mr. Stegeman earned an incentive award of 38.1% of the target award.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 42

EXECUTIVE COMPENSATION (continued)

          Fiscal 2013 performance resulted in the following payments being made to our NEOs under the AIP:

	Target % (expressed as a % of base salary)	AIP-Adjusted EBITDA payout % earned	Aggregate AIP payment ($)
Joseph J. DeAngelo	150%	87%	1,304,539
Evan Levitt(1)	40%, 60%	87%	108,256
Ronald J. Domanico	75%	87%	374,160
John A. Stegeman	100%	38.1%	276,105
Anesa Chaibi	100%	101.7%	560,801
Ricardo J. Nuñez	60%	87%	216,032

(1)
Mr. Levitt's AIP payment reflects the prorated award levels applicable to him during fiscal 2013. As Controller, Mr. Levitt's target percent was 40% and his target percent as Chief Financial Officer is 60%. See the Grants of Plan-Based Awards Table on page 50 for details.

          We expect no material changes to the AIP as AIP-adjusted EBITDA will continue to be the sole performance measure to ensure singular focus on the metric that drives company value most directly.

Equity Incentive Compensation

          Our NEOs participate in the Company's 2013 Omnibus Stock Incentive Plan (the "Omnibus Stock Plan"). The Omnibus Stock Plan was approved by the Company's Board of Directors and shareholders on June 26, 2013 and replaces and succeeds the HDS Investment Holding, Inc. Stock Incentive Plan ("Pre-IPO Stock Plan") that was adopted by our Board of Directors shortly following our separation from Home Depot (collectively, the Omnibus Stock Plan and the Pre-IPO Stock Plan are referred to as the "Stock Plan"). Upon adoption of the Omnibus Stock Plan, the Pre-IPO Stock Plan terminated and no future awards will be made under that plan. However, awards previously granted under the Pre-IPO Stock Plan are unaffected by the termination of Pre-IPO Stock Plan.

          The Company believes that granting equity awards under the Stock Plan is the most effective way to align executive performance to our key goal of increasing value for the Company's shareholders. The view of our board is that, assuming that our management is successful in increasing the value of the Company, equity awards under the Stock Plan will have the highest potential value for all participants as a percentage of total compensation.

          Historically, our board has believed the best way to accomplish these goals was to provide one up-front grant of stock options with a significant vesting period and, at the same time, provide the opportunity to purchase additional shares of our common stock. Therefore, our NEOs were granted options to purchase shares of the Company common stock and were also offered the opportunity to purchase additional shares of Company common stock. The program makes "founding owners" of our NEOs and is intended to motivate them to increase the value of the Company, and therefore our share price, over time. The vesting component is intended to maximize the retentive effect of the option grants. The up-front nature of the option grants was intended to position our executives for the highest possible return (because, if the share value of the Company increases over time, annual or other periodic grants would have higher strike prices and, therefore, less intrinsic value to our executives).

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 43

EXECUTIVE COMPENSATION (continued)

          For fiscal 2013, the NEOs other than Mr. Levitt were granted options to purchase shares of Company common stock in connection with the consummation of the Company's initial public offering. Mr. DeAngelo received a grant of 148,800 stock options and the other NEOs, other than Mr. Levitt, received a grant of 57,200 stock options. The exercise price for the options is the initial public offering price of $18 per share. These options vest in full on the third anniversary of the initial public offering, subject to continued employment through such date. Mr. Levitt received a grant of 41,322 shares of restricted stock on March 6, 2014 in connection with his promotion to Senior Vice President and Chief Financial Officer in fiscal 2013. The restricted shares vest in four equal annual installments on each of the first through fourth anniversaries of the grant date, subject to continued employment through the vesting dates. Mr. Levitt's grant will be reported in our 2015 proxy statement.

          While the Committee has not historically made routine annual equity grants to any of our NEOs or other executives, the Committee has determined that it will move to routine annual equity grants going forward in order to more closely align our compensation practices with those of comparable post-IPO companies. The Committee made the first routine annual equity grant to our NEOs in March 2014, as set forth below, in the form of restricted stock awards that vest in four equal annual installments on each of the first through fourth anniversaries of the grant date, subject to continued employment through the vesting dates. These grants will be reported in our 2015 proxy statement.

Name	Restricted Stock (#)

Joseph J. DeAngelo	165,289
Evan Levitt(1)	62,396
Ronald J. Domanico	—
Anesa Chaibi	45,594
John A. Stegeman	29,958
Ricardo Nuñez	25,661

(1)
Mr. Levitt's restricted stock award a grant of 41,322 shares in connection with his promotion to Chief Financial Officer in fiscal 2013 and a fiscal 2014 annual grant of 21,074 shares.

Benefits and Perquisites

          The benefits provided to our NEOs are the same as those generally provided to our other salaried associates and include medical, vision and dental insurance, basic life insurance and accidental death and dismemberment insurance, short and long-term disability insurance and a 401(k) plan. Our NEOs are also eligible to participate in the Company's broad-based employee stock purchase plan, which provides a 5% discount off the market price of Company stock at the time of purchase.

          Our executives participate in a limited number of perquisite programs. We maintain these programs because they are valued by our NEOs but impose relatively little cost to us.

          All of the NEOs participate in the Executive Basic Life Insurance Plan. Under this plan, the beneficiary of a participant who dies while employed by us is entitled to a lump sum payment of $500,000. The participant owns the policy, and the Company pays the premium on his or her behalf. The value of the premium ranges from $900 to $2,580 and is fully taxable. At the end of the year, each participant receives an additional payment equal to the gross amount of taxes paid on the benefit. This additional payment is also fully taxable and is grossed up.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 44

EXECUTIVE COMPENSATION (continued)

          Other benefits provided to our NEOs include use of a company car, the purchase of a company car for less than market value and reimbursement for financial planning services. The value of providing company cars and reimbursement for financial planning services is taxable and is grossed up to avoid reducing the value of the benefits. Each of our NEOs received a $15,000 financial planning services benefit for fiscal 2013, other than Mr. DeAngelo who received an $18,000 benefit and Mr. Levitt who did not receive any financial planning benefit for fiscal 2013. Our NEOs received a company car benefit for fiscal 2013 ranging from $5,423 to $96,474.

          Because the Company's business continuity is best facilitated by avoiding any prolonged or unexpected absences by members of its senior management team, all NEOs are strongly encouraged to take advantage of comprehensive executive physical examinations paid for by the Company. The value of executive physical examinations for our NEOs for fiscal 2013 ranged from $2,051 to $2,382.

Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to certain "covered employees," unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by shareholders and meet other requirements. Pursuant to applicable Treasury regulations, Section 162(m) does not apply to compensation paid or stock options or restricted stock granted under the compensation agreements and plans described in our initial public offering prospectus during the reliance transition period ending on the earlier of the date the agreement or plan is materially modified or the first shareholders meeting at which directors are elected during 2017. While we will continue to monitor our compensation programs in light of Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our company and our shareholders, particularly as we continue our transition from a private to a public company. As a result, we have not adopted a policy requiring that all compensation be deductible and our Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) is nevertheless in the best interests of our company and our shareholders.

Risk Assessment

          Management and the Compensation Committee conducted a risk assessment of our Company's executive compensation program. Based on our approach of compensating our executives for the financial success of the Company as a whole and other elements of our compensation system, we concluded that our executive compensation program does not encourage undue risk-taking.

Policy on Recovering Incentive Compensation in the Event of a Restatement

          The board adopted a clawback policy in fiscal 2013 that provides us with the ability to require reimbursement or cancellation of any bonus or other incentive-based compensation, including stock-based compensation, awarded or paid to any current or former executive officer of the Company during the three-year period prior to a restatement if the incentive compensation was predicated upon the achievement of financial results that were subsequently the subject of restatement, the executive officer engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and a lower award would have been made to the executive officer based upon the restated financial results. The policy applies to incentive compensation awarded, vesting or paid to an executive officer after the effective date of the policy on July 2, 2013. The policy is in addition to the requirements of applicable law and other legal remedies available to the Company.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 45

EXECUTIVE COMPENSATION (continued)

Executive compensation

Summary Compensation Table for fiscal 2013

          The following table sets forth the compensation of our Chief Executive Officer, Principal Financial Officer, former Principal Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Joseph J. DeAngelo	2013	975,961	-	1,525,200	1,304,539	44,589	3,850,289
Chief Executive Officer	2012	875,000	-	-	1,462,344	38,127	2,375,471
	2011	875,000	-	2,267,282	1,640,625	47,170	4,830,077
Evan Levitt	2013	283,269	160,000	-	108,256	4,503	556,028
Principal Financial Officer	2012	271,115	28,000	-	118,551	15,967	433,633
	2011	264,593	17,000	141,704	159,600	10,808	593,705
Ronald J. Domanico	2013	571,465	-	586,300	374,160	63,630	1,595,555
Former Principal Financial Officer	2012	558,600	-	-	469,939	52,835	1,081,374
	2011	541,200	-	944,699	614,250	40,594	2,140,743
Anesa Chaibi	2013	546,639	-	889,700	560,801	197,648	2,194,788
President, Facilities Maintenance	2012	549,959	-	-	901,679	50,284	1,501,922
	2011	509,100	-	1,889,401	414,927	43,546	2,856,974
John A. Stegeman	2013	725,000	160,000	586,300	276,105	127,296	1,874,701
President, White Cap	2012	725,000	-	-	1,184,807	35,209	1,945,016
	2011	725,000	-	188,940	552,864	34,465	1,501,269
Ricardo J. Nuñez	2013	411,308	100,000	586,300	216,032	65,816	1,379,456
General Counsel, Corporate Secretary	2012	402,404	68,613	-	267,400	191,599	930,016
	2011	360,188	200,000	283,410	337,500	113,633	1,294,731

(1)
A discretionary retention bonus in the amount of $60,000 was provided to Mr. Levitt in connection with his prior role as Vice President—Controller pursuant to his August 14, 2013 retention agreement with the Company. The August 14, 2013 retention agreement provided for total payments of $180,000, payable in three equal annual installments in December 2013, 2014 and 2015. On March 21, 2014, the Company accelerated the remaining December 2014 and 2015 payments and these amounts will be reported in our 2015 proxy statement. Mr. Stegeman received a $15,000 bonus in lieu of a merit increase. A $100,000 discretionary bonus was awarded to Messrs. Levitt and Nuñez, and a $145,000 discretionary bonus was awarded to Mr. Stegeman, for exemplary non-financial achievements.

(2)
Amounts set forth in the Option Awards column represent the aggregate grant date fair value of awards computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The assumptions made in the valuation of the awards are set forth in Note 9 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K as filed with the SEC on March 25, 2014. There were no equity award forfeitures by the named executive officers during fiscal 2013.

(3)
Non-equity incentive plan compensation reflects amounts earned for fiscal 2013 under the AIP to all NEOs for the applicable year. See "—Components of Compensation—Annual Cash Incentives" for a discussion of the AIP in fiscal 2013.

(4)
The All Other Compensation column for fiscal 2013 is made up of a matching contribution under our 401(k) plan, executive physical, life insurance, use of a company car, purchase of a company

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 46

EXECUTIVE COMPENSATION (continued)

  car for less than market value and financial planning assistance perquisites, and tax gross-ups on perquisites. The incremental cost of personal use of a company car or purchase for less than market value is based the taxable value used to impute taxable income to the named executive officers in accordance with Internal Revenue Service regulations. The incremental cost of other perquisites is based on actual cost to the Company. The following identifies the perquisites for fiscal 2013 that are required to be quantified by SEC rules.

Name	Tax Gross Up Perquisites	Company Car Benefit

Joseph J. DeAngelo	12,812	—
Evan Levitt	—	—
Ronald J. Domanico	22,542	—
Anesa Chaibi	79,208	96,474
John A. Stegeman	48,537	55,733
Ricardo J. Nuñez	22,569	—

  Grants of Plan-Based Awards for Fiscal 2013

            The following table provides information concerning awards granted to our NEOs in fiscal 2013 under any plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	150% ($)	Maximum ($)

Joseph J. DeAngelo
2013 AIP	02/07/13	375,000	1,500,000	2,250,000	3,000,000	-	-	-
Omnibus Incentive Plan	06/26/13	-	-		-	148,800	18.00	1,525,200
Evan Levitt
2013 AIP	02/07/13	23,265	93,060	139,590	186,120	-	-	-
2013 AIP	12/11/13	7,854	31,416	47,124	62,832
Ronald J. Domanico
2013 AIP	02/07/13	107,555	430,221	645,331	860,441	-	-	-
Omnibus Incentive Plan	06/26/13	-	-		-	57,200	18.00	586,300
Anesa Chaibi
2013 AIP	02/07/13	275,846	551,691	827,537	1,103,382	-	-	-
Omnibus Incentive Plan	06/26/13	-	-		-	86,800	18.00	889,700
John A. Stegeman
2013 AIP	02/07/13	181,250	725,000	1,087,500	1,450,000	-	-	-
Omnibus Incentive Plan	06/26/13	-	-		-	57,200	18.00	586,300
Ricardo J. Nuñez
2013 AIP	02/07/13	62,100	248,400	372,600	496,800	-	-	-
Omnibus Incentive Plan	06/26/13	-	-		-	57,200	18.00	586,300

(1)
The AIP sets the threshold payout at 25% of the target payout, except with respect to Ms. Chaibi whose threshold payout is 50% of the target payout. There is a payout of 150% of the target payout for above-target performance. The maximum payout is 200% of the target payout. A discussion of the AIP in fiscal 2013 is under "Compensation Discussion and Analysis—Components and Compensation—Annual Cash Incentives."

(2)
$18 is the per share initial public offer price of the common stock set forth as the "price to public" on the cover page of the prospectus for the Company's initial public offering on June 26, 2013. The Company's common stock was not publicly traded until July 2, 2013.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 47

EXECUTIVE COMPENSATION (continued)

Narrative disclosure to summary compensation table and grant plan based awards table

Stock Plan

          The Stock Plan and a stock option agreement govern each option award and provide, among other things, the vesting provisions of the options and the option term. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The stock option grant on June 26, 2013 vests on the third anniversary of the grant date subject to continued employment through such date. See "Potential Payments upon Termination or Change in Control" for information regarding the cancellation or acceleration of vesting of stock options upon an option holder's termination of employment or a change in control of the Company.

Employment Offer Letters

          Each of our named executive officers has received an employment offer letter from the Company. See "Potential Payments upon Termination or Change in Control" for a summary of the material provisions of these offer letters.

Outstanding Equity Awards at Fiscal 2013 Year End

          The following table sets forth the unexercised and unvested stock options held by named executive officers at fiscal 2013 year end. Each equity grant is shown separately for each named executive officer. No named executive officer held any stock awards at fiscal 2013 year end.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

Joseph J. DeAngelo	-	148,800	$18.00	06/26/2023
	-	552,995	$8.30	04/10/2021
	370,500	247,000	$8.30	02/03/2020
	555,750	370,500	$20.00	02/03/2020
Evan Levitt	-	34,562	$8.30	04/10/2021
	13,000	8,667	$8.30	02/03/2020
	19,500	13,000	$20.00	02/03/2020
Ronald J. Domanico	-	57,200	$18.00	06/26/2023
	-	230,414	$8.30	04/10/2021
	96,000	64,000	$8.30	06/07/2020
	144,000	96,000	$20.00	06/07/2020
Anesa Chaibi	-	86,800	$18.00	06/26/2023
	-	460,829	$8.30	04/10/2021
	53,517	53,517	$8.30	02/03/2020
	120,412	80,275	$20.00	02/03/2020
John A. Stegeman	-	57,200	$18.00	06/26/2023
	-	46,083	$8.30	04/10/2021
	129,999	86,667	$8.30	06/07/2020
	195,000	130,000	$20.00	06/07/2020
Ricardo J. Nuñez	-	57,200	$18.00	06/26/2023
	-	69,124	$8.30	04/10/2021
	61,750	41,167	$8.30	02/03/2020
	92,625	61,750	$20.00	02/03/2020

  (1)
  Unexercisable stock options as of the end of fiscal 2013 vest as follows, subject to continued employment through such date: (1) options with a 6/26/2023 expiration date vest in full on June 26, 2016; (2) $8.30 options with a 4/10/2021 expiration date vest in full on April 11, 2014; (3) options with a 2/3/2020 expiration date vest 20% per year on February 3, 2014 and 2015; and (4) options with a 2/7/2020 expiration date vest 20% per year on February 8, 2014 and 2015.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 48

EXECUTIVE COMPENSATION (continued)

Option Exercises and Stock Vested for Fiscal 2013

          The following table sets forth the options exercised by the named executive officers during fiscal 2013. No stock awards were granted or vested during fiscal 2013.

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)

Anesa Chaibi	26,758	421,509

Pension Benefits and Nonqualified Deferred Compensation for Fiscal 2013

          We do not provide any defined benefit plans or nonqualified deferred compensation plans to our named executive officers.

Potential Payments upon Termination or Change in Control

          Pursuant to either their employment offer letters or the Company's current practice, in the event of involuntary termination without cause on February 2, 2014, the last day of fiscal 2013, and contingent upon execution of a release, non-competition and non-solicitation agreement, all of our NEOs would receive up to 24 months of base pay continuation. For Mr. DeAngelo, Mr. Levitt, Ms. Chaibi, Mr. Stegeman and Mr. Nuñez, these amounts would be up to $2,000,000, $680,000, $1,103,382, $1,450,000 and $828,000, respectively. The employment offer letters do not provide for any payout upon termination as a result of death, retirement, disability, or termination for cause.

          Upon his retirement in April 2014, contingent upon execution of a release, non-competition and non-solicitation agreement, Mr. Domanico will receive one year of salary continuation ($573,628), a $10,000 cash payment in lieu of continued benefits, and will retain his company car and cell phone. The value of the car at the end of fiscal 2013 was $36,425, which is the value used to impute taxable income to employees in accordance with Internal Revenue Service regulations. The cell phone has a nominal value of $100 or less.

Stock Plan

          Under the Stock Plan, an executive's unvested stock options are cancelled upon termination of his or her employment, except for terminations due to death or disability. Upon death or disability, unvested stock options vest and remain exercisable. In the case of a termination for cause (as defined in the Stock Plan), the executive's unvested and vested stock options are cancelled as of the effective date of the termination. Following a termination of employment other than for cause, vested options are cancelled unless the executive exercises them within 90 days (180 days if the termination was due to death, disability or retirement) or, if sooner, prior to the options' normal expiration date). Equity awards granted under the Omnibus Stock Plan may provide for continued vesting of the award in the event of retirement at or after age 62 with at least five years of continuous service with the Company, contingent upon the executive: (i) not competing with the Company and its subsidiaries for the one-year period after retirement; and (ii) not engaging in activities that would constitute cause had the

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 49

EXECUTIVE COMPENSATION (continued)

executive continued employment with the Company. The executive has 180 days to exercise options vested at the time of such retirement and 90 days to exercise options vesting after such retirement.

          If there is a change in control, the Stock Plan generally provides for accelerated vesting of unvested stock options, unless our board of directors elects to provide for alternative awards in lieu of acceleration and payment. Had a change in control occurred at the end of fiscal 2013, based on a closing stock price of $21.47 at the end of fiscal 2013, and assuming the board accelerated vesting rather than providing alternative awards, our NEOs would have received a benefit from the accelerated vesting of unvested stock options in the following amounts:

Name	Accelerated Vesting of Equity on Change in Control ($)

Joseph DeAngelo	11,596,905
Evan Levitt	588,436
Ronald Domanico	4,217,036
Anesa Chaibi	7,193,137
John A. Stegeman	2,137,902
Ricardo Nuñez	1,741,789

          Under the Pre-IPO Stock Plan a "change in control" is defined as:

  •
  the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Exchange Act) of 50% or more of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its subsidiaries, any associate benefit plan of the Company or any of its subsidiaries, or by the Equity Sponsors, or any affiliates of any of the foregoing;

  •
  the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated Company; or

  •
  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

          Under the Omnibus Stock Plan, a "change in control" also includes the following events:

  •
  within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") cease to constitute at least a majority of the board, provided that any director elected or nominated for election to the board by any Equity Sponsor or a majority of the Incumbent Directors still in office are treated as an Incumbent Director;

  •
  the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Company subsidiary or a

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 50

EXECUTIVE COMPENSATION (continued)

      liquidation as a result of which persons who were holders of voting securities of the Company immediately prior to such liquidation, or any or all of the Equity Sponsors, won, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event.

          Under the Omnibus Stock Plan, upon a future change in control of the Company, all outstanding awards will fully vest and be cancelled for the same per share amount paid to the shareholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The administrator has the ability to prescribe different treatment of awards in the award agreements. In addition, unless prohibited by applicable law (including if such action would trigger adverse tax treatment under Section 409A of the Code), no vesting or cancellation of awards will occur if awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions, provided that any substitute awards must fully vest on a participant's involuntary termination of employment without "cause" or constructive termination of employment, in each case occurring within two years following the date of the change in control.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 51

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee

          The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended February 2, 2014 filed with the Securities and Exchange Commission.

The Compensation Committee:
Stephen M. Zide, Chair Betsy S. Atkins Brian A. Bernasek Nathan K. Sleeper

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 52

AUDIT MATTERS

Report of the Audit Committee

          The Audit Committee of our board of directors is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2013 audit, the Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited financial statements, including management's report on internal controls over financial reporting, included in our Annual Report on Form 10-K for the year ended February 2, 2014;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T; and

  •
  Received from and discussed with PricewaterhouseCoopers LLP the communications from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board regarding their independence.

          Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management's report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended February 2, 2014 for filing with the Securities and Exchange Commission.

          The Audit Committee has adopted a charter and a process for pre-approving services to be provided by PricewaterhouseCoopers LLP.

          The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the NASDAQ Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee:
Charles W. Peffer, Chair Patrick R. McNamee

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 53

AUDIT MATTERS

Principal Accounting Firm Fees

          Aggregate fees billed to us for the fiscal years ended February 2, 2014 and February 3, 2013 by our independent registered public accountants, PricewaterhouseCoopers LLP and its respective affiliates were:

Fees Billed	FYE2013	FYE2012

Audit Fees(1)	$ 3.4 million	$ 3.3 million
Audited-Related Fees(2)	N/A	$ 0.5 million
Tax Fees(3)	$ 0.8 million	$ 0.6 million
All Other Fees	N/A	N/A
Total	$ 4.2 million	$ 4.4 million

  (1)
  Includes fees for the audit of our annual financial statements, review of our quarterly financial statements, statutory audits of foreign subsidiary financial statements and services associated with securities filings.
  (2)
  Includes fees for attestation services and consultations related to our information systems.
  (3)
  Includes fees for tax compliance work and advice services.

          The Audit Committee's policy is to pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for us by the independent registered certified public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act and the rules and regulations thereunder which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal 2012 and 2013.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 54

PROPOSAL 1 — ELECTION OF DIRECTORS

          The board has nominated the two persons named below for election as directors at the Annual Meeting to serve until the 2017 annual meeting and until their respective successors are elected. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

  •
  Brian A. Bernasek
  •
  Stephen M. Zide

          For biographical information about the nominees for director, including information about their qualifications to serve as a director, see "Our Board of Directors" beginning on page 15.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE FOR THE ELECTION TO THE BOARD
OF EACH OF THE TWO NOMINEES FOR DIRECTOR.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 55

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          PricewaterhouseCoopers LLP audited our consolidated financial statements for the year ended February 2, 2014. Our Audit Committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending February 1, 2015 and to prepare a report on this audit, subject to ratification by our shareholders.

          This proposal asks you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our shareholders, the board of directors believes it is good practice to do so. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee may reconsider the appointment.

          A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 56

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

          The Compensation Discussion and Analysis begins on page 36. As discussed there, the board of directors believes that the Company's long-term success depends in large measure on the talents of our associates. The Company's compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company's executive officers with those of its shareholders.

          This proposal provides shareholders with the opportunity to cast an advisory vote on the Company's executive compensation program.

          The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 36 and the tabular and other disclosures on compensation under executive compensation beginning on page 48, and cast a vote either to endorse or not endorse the Company's executive compensation programs through the following resolution:

  "RESOLVED, that shareholders approve the compensation of the Company's executive officers, including the Company's compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement."

          While the vote does not bind the board to any particular action, the board values the input of the shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE FOR THE ADVISORY APPROVAL
OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 57

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

          As discussed in Proposal 3, the board values the input of shareholders regarding the Company's executive compensation practices. Shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Shareholders can advise the Board on whether such votes should occur every year, every two years or every three years or may abstain from voting.

          This is an advisory vote, and as such is not binding on the board. However, the board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

          The board of directors recommends that the advisory vote on executive compensation be held EVERY THREE YEARS.

          Shareholders are not being asked to approve or disapprove of the board's recommendation, but rather to indicate their own choice as among the frequency options.

          Please mark on the Proxy Card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every year, every two years, or every three years or you may mark "abstain" on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE "EVERY THREE YEARS" ON THE ADVISORY PROPOSAL
ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 58

OTHER INFORMATION FOR SHAREHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of either our common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, each of our directors and executive officers complied during fiscal 2013 with all applicable Section 16(a) filing requirements, other than a late Form 3 filed on behalf of Mr. Margolius reporting his share holdings when he became subject to Section 16(a).

Solicitation of Proxies

          We will pay our costs of soliciting proxies. Directors, officers and other employees, acting without special compensation, may solicit proxies by mail, email, in person or by telephone. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to the proxy materials from, beneficial owners. In addition, we have retained AST Phoenix Advisors to assist in the solicitation of proxies for the Annual Meeting at a fee of $6,000, plus associated costs and expenses.

Shareholder Proposals or Shareholder Nominations for Director at 2015 Annual Meeting

          Shareholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2015 annual meeting of shareholders must submit their proposals so that they are received by our Corporate Secretary, HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339 no later than the close of business on December 1, 2014. Any proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored material.

          Shareholders who wish to propose business or nominate persons for election to the board of directors at the 2015 annual meeting of shareholders must provide a notice of shareholder business or nomination in accordance with Section 1.12 of our Bylaws. In order to be properly brought before the 2015 annual meeting of shareholders, Section 1.12 of our Bylaws requires that a notice of a matter the shareholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the shareholder wishes to nominate as a director, must be received by our Corporate Secretary not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual shareholder meeting. Therefore, any notice intended to be given by a shareholder with respect to the 2015 annual meeting of shareholders pursuant to our Bylaws must be received our Corporate Secretary, HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339 no later than the close of business on February 13, 2015. However, if the date of our 2015 annual meeting occurs more than 30 days before or 70 days after May 15, 2015, the anniversary of the Annual Meeting, a shareholder notice will be timely if it is received by our Corporate Secretary by the later of (a) the close of business on the 90th day before the date of the 2015 annual meeting and (b) 10 days after public announcement of the date of meeting. Our Bylaws are available on the governance page of our investor relations website at http://ir.hdsupply.com/index.cfm.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 59

OTHER INFORMATION FOR SHAREHOLDERS (continued)

2013 Annual Report on Form 10-K

          A copy of our fiscal 2013 annual report on Form 10-K, including financial statements, as filed with the SEC, is enclosed with this proxy statement. It is also available on our investor relations website at www.ir.hdsupply.com.

Other Business

          Our board of directors is not aware of any business to be conducted at the Annual Meeting of shareholders other than the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

 HDS Notice of Annual Meeting and 2014 Proxy Statement - Page 60

0 14475 HD SUPPLY HOLDINGS, INC. Proxy for Annual Meeting of Shareholders on May 15, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Joseph J. DeAngelo and Ricardo J. Nunez, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of HD Supply Holdings, Inc., to be held at 3100 Cumberland Boulevard, Atlanta, Georgia 30339, on Thursday, May 15, 2014, at 12:30 p.m. (Eastern Time), and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF HD SUPPLY HOLDINGS, INC. May 15, 2014 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2014: The proxy statement and fiscal 2013 annual report on Form 10-K are available at http://www.astproxyportal.com/ast/18392/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two directors nominated by the board of directors and named in the proxy statement to serve until our 2017 annual meeting of shareholders; O Brian A. Bernasek O Stephen M. Zide 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company’s 2014 fiscal year ending on February 1, 2015; 3. To conduct an advisory vote on the compensation of our named executive officers ("say on pay"); 4. To conduct an advisory vote on the frequency of future say on pay advisory votes; and 5. To transact any other business as may properly come before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and for "3 YEARS" on Proposal 4. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, AND FOR "3 YEARS" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230304000000000000 6 051514 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two directors nominated by the board of directors and named in the proxy statement to serve until our 2017 annual meeting of shareholders; O Brian A. Bernasek O Stephen M. Zide 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company’s 2014 fiscal year ending on February 1, 2015; 3. To conduct an advisory vote on the compensation of our named executive officers ("say on pay"); 4. To conduct an advisory vote on the frequency of future say on pay advisory votes; and 5. To transact any other business as may properly come before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and for "3 YEARS" on Proposal 4. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF SHAREHOLDERS OF HD SUPPLY HOLDINGS, INC. May 15, 2014 INTERNET - Access .www.voteproxy.com. and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, AND FOR "3 YEARS" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230304000000000000 6 051514 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2014: The proxy statement and fiscal 2013 annual report on Form 10-K are available at http://www.astproxyportal.com/ast/18392/. 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN